SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2012

Southern States Sign Company

(Exact name of small business issuer as specified in its charter)

Nevada	26-3014345

(State or other jurisdiction of incorporation or	(IRS Employer Identification No.)
organization)

Viale Bruno Buozzi 83, Rome, Italy (Address of principal executive offices)

39.06.80692582 (Issuer’s telephone number)

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANTORY NOTE

On November 7, 2012, Southern States Sign Company (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission (the “SEC”) disclosing the consummation, on November 1, 2012, of a share exchange transaction (the “Exchange Agreement”) with Conte Rosso & Partners S.r.L, a limited liability company organized under the laws of Italy (“CR&P”) and the holders of all of the outstanding capital stock of CR&P (each a “CR&P Shareholder” and collectively, the “CR&P Shareholders”). Pursuant to the Exchange Agreement, the CR&P Shareholders transferred all of the issued and outstanding capital stock of CR&P to us in exchange for 21,250,000 newly issued shares of our common stock (the “Share Exchange”), resulting in CR&P becoming a wholly owned subsidiary of the Company.

On November 15, 2012, the Company filed Amendment No. 1 to the Original Filing (“Amendment No. 1”) and Amendment No. 2 to the Original Filing (”Amendment No. 2,” together with Amendment No. 1, the “Amended Filings”).

The Company is filing this Current Report on Form 8-K/A (the “Form 8-K/A”) to amend the Original Filing and the Amended Filings in response to comments by the staff of the SEC in connection with its review of the Original Filing and the Amended Filings.

Except as described above, no other changes have been made to the Original Filing or the Amended Filings and this Form 8-K/A does not modify or update any other information in the Original Filing or the Amended Filings. Information not affected by the changes described is unchanged and reflects disclosures made at the time of the Original Filing and the Amended Filings. Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the date of the Original Filing and the Amended Filings.

CURRENT REPORT ON FORM 8-K/A

SOUTHERN STATES SIGN COMPANY

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Acquisition

On November 1, 2012, Southern States Sign Company (“SOST” or the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among Conte Rosso & Partners S.r.l., a limited liability company organized under the laws of Italy (“CR&P”) and the holders of all of the outstanding capital stock of CR&P (each a “CR&P Shareholder” and collectively, the “CR&P Shareholders”). Pursuant to the Exchange Agreement, the CR&P Shareholders transferred all of the issued and outstanding capital stock of CR&P to us in exchange for 21,250,000 newly issued shares of our common stock (the “Share Exchange”), resulting in CR&P becoming a wholly owned subsidiary of our company.

In October 2011, David Ben Bassat, the principal stockholder of the Company and beneficial owner of approximately 83.4% of the outstanding shares of the Company, commenced negotiations with the CR&P Shareholders for the sale of substantially all of his shares in the Company. The sale was consummated on November 19, 2012, with the CR&P Shareholders paying Bassat $75,000 for 11,851,852 shares of the Company’s common stock. In connection with the stock sale, Bassat agreed to cancel his remaining 3,150,000 shares of the Company’s common stock. As part of the negotiations, Bassat and the CR&P Shareholders agreed to have the Company issue 21,250,000 shares of the Company’s common stock as consideration for CR&P’s assets and hotel business. The negotiations continued through the execution of the Share Exchange Agreement so that CR&P could complete its financial statements and establish the value of CR&P in order for the Company and CR&P to determine the number of shares of the Company’s common stock to be issued in consideration of CR&P’s assets.

Under Nevada Revised Statutes 92A.120(1), stockholder approval is not required for a share exchange in which the shares of the Nevada corporation are not being acquired in the share exchange. Since only CR&P’s shares were acquired by the Company in the Share Exchange, stockholder approval was not required.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition

In accordance with the Share Exchange dated November 1, 2012 we acquired all of the issued and outstanding shares of CR&P, which resulted in a parent-subsidiary relationship (the “Acquisition”). In exchange for all of the issued and outstanding shares of CR&P, the CR&P Shareholders received 21,250,000 shares of our common stock.

The Acquisition and its related transactions were approved by the CR&P Shareholders.

At the time of the Share Exchange, neither we nor CR&P had any options to purchase shares of capital stock outstanding or any warrants to purchase shares of capital stock outstanding.

Prior to the Acquisition, there were no material relationships between us, CR&P or the CR&P Shareholders, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report on Form 8-K. Other than Paolo Conte who is the brother of Antonio Conte, none of our other existing stockholders had a material relationship with CR&P prior to the Share Exchange.

The shares of our common stock issued to CR&P Shareholders in connection with the Share Exchange were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were made pursuant to Regulation S promulgated thereunder. Each CR&P Shareholder represented to us that he or she was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each CR&P Shareholder represented its intention to acquire the securities for investment only and not with a view toward distribution. All CR&P Shareholders were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

There were 14,851,852 shares of our common stock outstanding before giving effect to the transactions described in this Current Report on Form 8-K. Following the closing of the Share Exchange, there were 37,079,944 shares of our common stock issued and outstanding, which include the following:

1

Shares	Held by:
21,250,000	Antonio Conte and Maddalena Olivieri
11,851,852	Antonio Conte and Maddalena Olivieri
3,978,142	Other existing shareholders

General Changes Resulting from the Acquisition

Subsequent to the Share Exchange, we intend to sell our interest in our prior billboard sign business and any assets that relate to that business to Mr. David Ben Bassat in an Assignment of Assets Agreement. We intend to carry on the business of CR&P as our primary line of business. We have relocated our principal executive offices to Viale Bruno Buozzi 83, Rome, Italy and our telephone number is +39.06.80692582

Accounting Treatment

The Share Exchange is being accounted for as a reverse merger. Consequently, the assets and liabilities of CR&P will be carried over at cost. Our consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of both companies, our historical operations and the operations of CR&P from November 1, 2012, the date at which the economic interest in the assets and liabilities of CR&P become those of SOST pursuant to the Share Exchange Agreement. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Share Exchange.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K provides that if a registrant reporting a transaction under Item 2.01 was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), in connection with such transaction the registrant must disclose the information that would be required if it were filing a general form for securities registration on Form 10. Since our operations after the transaction will consist solely of Conte Rosso & Partners S.r.l. operations, except where the context otherwise requires, the following discussion of our business and operations, “CR&P,” “we,” “us,” “our” and the “Company” will mean or refer to Conte Rosso & Partners S.r.l.’s business and operations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation:

•	Our limited and unprofitable operating history;
•	the ability to raise additional capital to finance our activities;
•	legal and regulatory risks associated with the Acquisition;
•	the future trading of our common stock;
•	our ability to operate as a public company;
•	general economic and business conditions;
•	the volatility of our operating results and financial condition; and
•	our ability to attract or retain qualified senior management personnel.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

2

Information regarding market and industry statistics contained in this Current Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

BUSINESS

Overview

We are a Company involved in the hospitality business. We own and, develop hotels and spas in Italy. We operate our hotels indirectly, by means of contractual agreements with hotel management companies, so we can be classified as hospitality property investment specialists.

We particularly focus on the ownership and development of boutique hotels, spas and resorts. We choose the investment opportunities on the basis of analysis and forecasts in respect of:

•	location;
•	profitability track record;
•	competitors;
•	development potential; and
•	acquisition cost vis a vis foreseeable profitability.

We expect our investment in boutique hotels, spas and resorts to create:

•	capital growth over the medium term;
•	income immediately;
•	location diversification; and
•	synergies and scale economies.

We operate our hotels - with the exception of Ripa Hotel which is currently managed by the previous owner through a company named Ku-Hotels and the Splendid Hotel currently managed by Alain Messeguè - by means of contractual agreements with a major Italian hotel manager company called JSH Srl or JSH. Such persons with whom contractual arrangements provide for their management of our hotels are referred to herein as “Hotel Managers”.

JSH was founded in 2010 by four professionals in the hotel management sector, with collectively more than 80 years of experience in the business, and as of today it manages 1,250 rooms in 14 major hotels in Italy. JSH is involved in the management business only and does not invest in hotel properties.

The contractual agreements in place with our Hotel Managers provide for an annual rent composed of a guaranteed minimum rent plus a variable amount linked to the gross operating profit of our hotels. The contractual agreements with our Hotel Managers are described under “Item 2.01. Completion of Acquisition or Disposition of Assets-Business-Properties.” Therefore, our revenues are derived only from the rents we receive from the Hotel Managers of our hotels. These rents are made of a guaranteed minimum rent, plus a variable amount related to the profitability of the hotel.

We intend to enter into same kind of contractual agreements with JSH in relation to the future acquisitions of hotels in Italy and abroad.

We currently own 6 hotels and resorts in Padova, Italy, Rome, Italy and Ostuni Brindisi, Italy. Collectively, these properties feature approximately 520 hotel rooms and suites as well as restaurants, conference rooms, spas and golf courses. Our portfolio of hotel properties provides us with a diverse geographic footprint across Italy.

3

Our senior management team has over 80 collective years of experience spanning multiple foreign jurisdictions. This team has established plans for growth focusing on the core principles of providing authentic Italian hospitality and expansion into foreign markets in which we do not have hotel properties.

We intend to develop our presence in Italy and abroad with a target to own 3,000 rooms within the next 3 to 5 years.

We are currently in advanced negotiations with respect to acquisitions in Rome, Bari and Florence in Italy, as well as in New York, and have started searches for investment opportunities in Milan, Florence, Paris and London. We are also planning to invest in high-growth potential countries such as Albania and some selected African countries.

In addition to the items discussed above, we plan to continue to refresh our hotel room product, pursue third-party development partners for additional hotel and restaurant concepts and renovate select facilities to improve our product offerings.

Our Mission

Our mission is to invest in upscale and luxury hotel properties in Italy and abroad where we can exploit at best our long term experience in providing authentic Italian hospitality. By “upscale and luxury” hotels, we mean hotels that can be characterized by luxury appointments such as high quality fittings and fixtures, high quality service provided by the hotel’s staff, and the highest standards of comfort. Luxury and upscale hotels offer originality in architecture and interior design, high-grade materials in construction and decor, and such special touches as fresh flowers and plants in the guest rooms. Luxury and upscale properties also maintain a high staff-to-guest ratio, gourmet dining, and 24-hour room service.

Through our Hotel Managers we focus on customer satisfaction and delivering superior guest experiences by providing Italian inspired leisure experiences that are designed to exceed customer expectations in a clean, safe, friendly and fun environment. Our mission is for each guest at our hotel properties to feel as if they are an honored visitor to an Italian palazzo.

We believe our long-term success will depend substantially upon increasing the quality, reach and scope of our operating portfolio, including new-build developments, acquisitions and, where appropriate, asset sales. Recently we have completely renovated the Majestic Hotel in Padua and the Ripa Hotel in Rome, and we are currently restoring Masseria Santo Scalone in Ostuni (Brindisi).

Our Competitive Strengths

We have significant competitive strengths that support our goal of building a successful group of managed hotels.

•	Top Rated Properties. We believe that our properties are well located and provide Italian hospitality that our guests seek. Our properties have consistently received four and five star ratings, awards and accolades for service and guest experience. Our property recognition and strength is key to our ability to drive preference for our hotels among our guests.

•	Italian Platform with Compelling Growth Potential. Our existing Italian presence is distributed among a populous urban center and vacation destinations in Italy. We believe that our existing hotels provide us with a strong platform from which to selectively pursue new growth opportunities in markets where we are under-represented. Our management team applies their experience, judgment and knowledge to identify potential expansion targets for us. The combination of our existing Italian presence, experienced management team, established third-party relationships and significant access to capital provides us with a strong foundation for future growth and long-term value creation.

•	High Quality Owned Hotels Located in Desirable Markets. As of June 30, 2012, we own and operate a high quality portfolio of five owned properties. Our owned full service hotels are located in key markets in Italy, including major business centers and leisure destinations with strong growth potential. One of our owned hotels operates under the name Radisson which provides high name recognition and a strong position in local markets.

4

Our Business Strategy

Our goal is to be a leading hospitality property owner. In order to achieve this goal, we:

(i)	select the most appealing hotel properties in the boutique hotels, spas and resorts segment;
(ii)	undertake a full refurbishment and restoration process of these properties in order to achieve the standards we have identified to better reflect our idea of authentic Italian hospitality; and
(iii)	put in place Hotel Managers who will ensure high occupancy at profitable daily rates.

This understanding and focus informs our strategies for improving the performance of our existing hotels and our potential expansion of our presence in markets worldwide.

•	Focus on improvement in the performance of existing hotels.

We constantly monitor the activities of our Hotel Managers through monthly audit reports and regular visits to the properties, in order to ensure the constant highest level of service to our customers and the achievement over time of the profitability targets we have established with our Hotel Managers.

We establish our profitability targets with each of our Hotel Managers when we prepare our three year business plan, with an annual revision, for each of the hotels we own, and on the basis of the profits and losses of such business plans. In particular, we focus on the gross operating profit or G.O.P. reflected in such business plans and we determine the minimum guaranteed yearly rent or Minimum Guaranteed Amount, plus, in the case of the Galzignano hotels (the Ripa Hotel management agreement envisages only the Minimum Guaranteed Amount without any variable sum) and, for the future, in the case of Masseria and the other hotels we might acquire, the variable rent which is equal to 75% of the G.O.P that eventually exceeds the Minimum Guaranteed Amount (the “Variable Amount”). The sum of the Minimum Guaranteed Amount plus the potential Variable Amount represents the total income deriving from our properties.

In setting our profitability targets, we take into consideration that the income we gain from the rents must be sufficient to service our debt and to cover all other costs, and to allow us to achieve a net income in line with our expectations, which means to have a percentage over net assets above a given level (i.e., the net yield of the 10-year Italian Treasury Bond, which currently about 4.00%) and increasing over the years as we add new hotels under management. There can be no assurance given the number of variables involved, that we will be able to achieve our profitability targets.

Given that all our costs are quite easily determined, as they are basically all fixed costs, the only non-predictable item of our net income is the Variable Amount. In this respect, in order to constantly monitor the ongoing operating results of our hotels, and to make sure that the results indicated in the budgets and in the business plans are effectively being achieved, so that both the Minimum Guaranteed Amount and, particularly, the Variable Amount will be effectively paid to the Company, we have a financial controller who, on a monthly basis, audits the managerial accounts provided by our Hotel Managers, and critically examines any deviation of the actual numbers from those contained in the business plans. His reports are then sent to our senior management, and going forward to our Board on a quarterly basis, so that senior management and the Board can take appropriate action in respect of the Hotel Managers with regard to our profitability targets.

A key component of our strategy is for our Hotel Managers to maximize revenues and manage costs at existing hotel properties. Together we strive to enhance revenues by focusing on increasing our share of hotel stays by our existing guests and increasing the number of new guests we serve on a regular basis, with the ultimate goal of establishing and increasing guest loyalty to our properties. We manage costs by setting performance goals for our hotel management teams that are tied to compensation, and granting our general managers operational autonomy. We support these cost management efforts by assisting our general managers with tools and analytics provided by our regional and corporate offices and by compensating our hotel management teams based on property performance.

All of our hotels have restaurants. Each of Majestic, Sporting and Splendid at Galzignano has its own restaurant, and the golf club house also has one restaurant. The Ripa Hotel has two restaurants (“Ripa Place” and “la Suite”). All of these restaurants are managed directly by our Hotel Managers, under the terms and conditions of the Management Agreements.

5

Enhance Operational Efficiency. We and our Hotel Managers strive to align our staffing levels and expenses with demand without compromising our commitment to providing authentic hospitality and achieving high levels of guest satisfaction. During periods of declining demand for hospitality products and services we adjust staffing, arrangements with third party service providers, vendor terms and arrangements and certain standards in order to reduce costs without significantly impacting quality. As demand improves, we require our Hotel Managers to remain focused on actively managing expenses.

We have finalised a master - franchising agreement concerning the Majestic Hotel in Padova, with the Rezidor Group, controlled by Carlson Hotels Worldwide, which runs the world top search web engine in the hospitality sector. The Rezidor Group manages over 1.050 hotels in 77 countries and it owns several brands such as Radisson, Hotel Missoni and Country Inns & Suites by Carlson & Park Inn. The Radisson brand is among the best known brands in the international hotellerie business and, through the Carlson Hotels Worldwide system, it manages the booking procedures of all the partner hotels including those belonging to our hotels. Radisson provides booking and marketing services to JSH, in parallel with their own managing activity.

With reference to the Ripa Hotel in Rome, we have just finalised an agreement with Worldhotels, an independent European based hotel partner, which manages the booking procedures of more than 250 hotels in the world.

•	Expanding Our Presence in Attractive Markets

We intend to acquire properties where we believe demand is strong or will strengthen to ensure high occupancy levels at appropriate daily rates. Competition for good properties is strong but we believe that we can obtain opportunities because of our willingness to accept the need for refurbishment or expansion or by working with existing interested parties without the need to drive standardised branding.

Properties

The following is an overview of our existing properties as of November 1, 2012:

Property	Date Acquired or Opened	Hotel Rooms	Suites	Conference Room Capacity
Rome, Italy
Ripa Hotel and Resort Spa	May 2008	200	2	568
Padova, Italy
Galzignano Terme Golf and Resort S.r.l.
Hotel Sporting	March_2009	93	19	125
Hotel Splendid	March 2009	61	30	—
Radisson Blu Hotel Majestic	March 2009	45	52	137
Hotel Green Park*	March 2009	86	8	—
Ostuni Brindisi, Italy
Masseria Santo Scalone	May 2012	19		—

*This hotel is not currently operating and will be soon transformed into a private apartments building.

The following table sets forth the historical occupancy rate, average daily room rates and revenues per available room for our hotels:

	Occupancy		ADR		REVPAR
year	Galzignano	RIPA	Galzignano	RIPA	Galzignano	RIPA
2009	60%	69%	€105,0	€85,1	€214,6	€119,5
2010	43%	69%	€122,0	€88,1	€232,5	€119,4
2011	40%	75%	€120,0	€86,4	€257,0	€118,4
30 sept 2012	46%	74%	€92,0	€86,1	€195,8	€120,8

6

Rome, Italy

Ripa Hotel and Resort Spa

Our Ripa Hotel Resort and Spa property commenced operations in 1973, and we bought it in May 2008. The Ripa Hotel is a full service 4-star property, consisting of 202 guest rooms and suites, located in the historic Trastevere district, on the West bank of the Tevere River. The hotel property is characterized by modern minimalistic style, original interiors, unexpected colors, and the use of innovative materials. A variety of architects contributed to different designs and styles in the hotel.

Hotel Ripa is a business-friendly hotel, seeking to meet the needs of business travelers as well as tourists. The hotel has a business center as well as other amenities for business travelers. Dining options at the hotel include a restaurant, a coffee shop/café, a bar/lounge as well as room service. The hotel offers a complimentary hot and cold buffet breakfast each morning to our guests.

Rome attracts over 11 million tourist and business visitors each year and this hotel is an attractive high quality destination hotel for many of such visitors.

Hotel Ripa is managed by Ku Hotels Srl, the former owner of the hotel. Through our subsidiary, Ripa Hotel & Resort Srl, we entered into the management agreement and into a lease agreement with Ku Hotels Srl on April 4, 2009.

The management agreement provides for a nine year initial term with an automatic nine year extension unless either we notify Ku Hotels Srl of our intended termination 18 months before the contractual termination date, or Ku Hotels Srl notifies us of its intended termination 12 months before the contractual termination date. The annual rent is €1,260,000, payable in twelve monthly payments in advance of €105,000. Ku Hotels Srl provides and pays for ordinary and extraordinary maintenance as well as insurance during the term of the agreement.

The lease agreement also provides for a nine year initial term with an automatic nine year extension unless either we notify Ku Hotels Srl of our intended termination 18 months before the contractual termination date, or Ku Hotels Srl notifies us of its intended termination 12 months before the contractual termination date. The annual rent is €1,800,000, payable in twelve monthly payments in advance of €150,000. Ku Hotels Srl provides and pays for ordinary and extraordinary maintenance as well as insurance during the term of the agreement.

Padova, Italy

Galzignano Terme Golf and Resort

Our Galzignano Terme Golf and Resort commenced operations in 1969 and we bought it in March 2009. The resort is located at the foot of the Eugenean Hills in the heart of the Veneto region in Italy. The hotel is located 10 km from Padua and approximately 40 km from Venice and Verona. The resort consists of four properties covering more than 86 acres of land. The hotels within the property are the Hotel Sporting, Hotel Splendid, Radisson Blue Hotel Majestic and Hotel Green Park. Hotel Green Park is currently closed and will be transformed into an apartment building.

The properties have two sports pools, six thermal pools with Jacuzzi pools and Kneipp therapy areas, six tennis courts and a Revital Center with fitness and spa areas. There is a nine-hole golf course with a putting green, driving range and a Clubhouse on the property. Additionally, there are three golf courses within 15 km of the hotel complex that offer discount prices to our guests. The hotel has a retail area with shops that sell jewelry, magazines and souvenirs.

We believe that our Padova, Italy property attracts customers primarily from Germany, Austria and northern European countries and from major Italian cities. Approximately 1 million people reside within 50 of the Padova, Italy property.

7

Hotel Sporting

The Hotel Sporting is a full service 4-star property, consisting of 112 guest rooms divided into standard, superior, comfort, junior suite and suite. The 19 suites are each equipped with private terraces and balconies overlooking the Galzignano Terme property. Each guest room is non-smoking and equipped with standard comforts and technology, such as satellite TV and internet connections. Hotel Sporting offers guests access to all of the resort’s amenities, including the pools, tennis courts, and golf facilities. The hotel also has meeting facilities, a beauty parlor and a bar lounge.

Hotel Sporting and Hotel Majestic (described below) are managed by Galzignano Gestioni S.r.l., a company controlled by JSH, and for purposes of this report, is referred to as JSH. We entered into the lease agreement for Hotel Sporting and Hotel Majestic with JSH on April 13, 2012 and the agreement provides for a nine year initial term with an automatic nine year extension unless either party notifies the other at least eighteen months before the end of the initial term. We can terminate the contract at any time if JSH fails, among other things, to pay the rent or expenses, prepare the budget within contractual deadlines, maintain the properties or arrange for the insurance required by the contract. The annual rent consists of a guaranteed minimum rent plus a variable amount based on 75% of the hotel’s gross operating profit. Gross operating profit is equal to revenues less allowances, premiums and discounts as well as fixed and variable costs. The guaranteed minimum rent for 2012 was €300,000, for 2013 is €617,000, for 2014 is €934,000, and thereafter will be €1,250,000. JSH provides and pays for ordinary and extraordinary maintenance during the term of the agreement.

Hotel Splendid

The Hotel Splendid is a full service 4-star property, consisting of 91 luxurious and uniquely furnished guest rooms, junior suites and suites. The top floors provide guests a view of the entire resort complex and guests have access to all of the resort’s amenities, including the pools, tennis courts, and golf facilities.

The hotel's restaurant overlooks a garden through large, picture windows and offers a culinary mix featuring refined and creative Italian recipes, as well as international and regional dishes. The wine selection represents all Italian regions, with particular attention to wines which come from the Veneto and Euganean territory.

Hotel Splendid is managed by Salute e Benessere Alain Messegue Srl or Alain Messegue. We entered into the lease agreement with Alain Messeguè on June 28, 2012 and the agreement provides for a nine year initial term with an automatic nine year extension unless either party notifies the other at least three months before the end of the initial term. We can terminate the contract at any time if Alain Messegue fails to perform its obligations under the contract, particularly if, at the end of 2012, Alain Messegue has not reached the minimum turnover of €2,5 million. The data for the minimum turnover must be made available to us by the end of January 2013. The annual rent for 2012 was €259,250, for 2013 is €737,500, for 2014 is €790,000 and thereafter will be €970,000. Alain Messegue provides and pays for ordinary and extraordinary maintenance as well as insurance during the term of the agreement.

Radisson Blu Hotel Majestic

The Radisson Blu Hotel Majestic is a full service 4-star property, consisting of 97 guest rooms with unique features such as rainfall showerheads and concierge service, in addition to standard hotel amenities. The hotel restaurant, Naiades, specializes in modern interpretations of traditional Mediterranean dishes. Meals are also served on a terrace with countryside views intended to promote relaxation for our guests.

Hotel Majestic is managed by JSH and the terms of our management agreement are described above under “Hotel Sporting.”

Hotel Green Park

The Hotel Green Park is currently under renovation. This property will undergo complete restructuring and it will be transformed into a private apartments building. We expect to start refurbishment in the first half of 2013.

Ostuni Brindisi, Italy

Masseria Santo Scalone

8

Masseria Santo Scalone is a fortified farm house built in the XVI century and located close to Ostuni (Brindisi – Apulia region). This complex is composed of several houses around a central larger building and it is currently undergoing a major refurbishment which will transform it into a five-star luxury resort with beauty farm and spa. An additional 24 rooms (to the already existing 19 rooms) will be built within the next year together with a new conference room and a pool.

Marketing

Our marketing strategy is planned together with our Hotel Managers, and it is designed to maintain and build value and awareness while meeting the specific business needs of hotel operations. Building awareness and differentiating each of our properties is critical to increasing our footprint in the global hospitality industry. We are focused on targeting the distinct guest segments that each of our properties serves and supporting the needs of the hotels by thorough analysis and application of data and analytics.

Competition

There is intense competition in all areas of the hospitality industry in which we operate. Competition exists for hotel guests and hotel property development. Our principal competitors are other operators of full service hotels in Italy and around the world.

We compete for guests based primarily on reputation, location, customer satisfaction, room rates, quality of service, amenities, quality of accommodations and security.

The universe of hotels and hospitality is large and there are other companies who have offerings similar to us. We believe that our, desirable property locations, strong customer base and global development team will enable us to compete effectively.

Seasonality

The hospitality industry is seasonal in nature. The periods during which our hotel properties experience higher revenues vary from property to property, depending principally upon location and the customer base served. Based upon historical results, our Rome property typically generates the highest revenues in May, September and October and our Padova property generates the highest revenues in August, September and April. We generally expect our revenues to be lower in the first quarter of each year than in each of the three subsequent quarters.

Governmental Regulations

Our businesses are subject to various laws and regulations promulgated by the EU, the Italian Republic and its regions, provinces and municipalities to protect the public who utilize the hotel and tourist sector. We are subject to the EU and national legislation concerning the protection of workers (Workers' Statute approved by Law 20.05.1970 n. 300), hygiene and safety in the workplace (Legislative Decree no. 81 of 09.04.2008), the pension and social security obligations (Law 30/04/1969 n. 153) the administration of food and drinks also alcoholic and food services (Consolidation Act on Public Safety approved by Royal Decree no. 773 of 06.18.1931), the prohibition of smoking in enclosed areas (51 paragraph 3 of Law no. 3/2003), the obligations of a tax (Decree of the President of the Republic of 22 December 1986, no. 917 - Approval of the consolidated income tax income Tax Code, Decree of the President of the Republic of 26 October 1972, n. 633, establishing VAT; Legislative Decree 15 December 1997, n. 446, establishing IRAP). Specifically, the Law no. 135 of 29 March 2001 contains the national legislation in the field of tourism and indicates the general principles and coordination, on which the Regions of the Italian State are called upon to issue their own laws, in accordance with the Constitutional Law of 18 October 2001, n. 3 which gives all such legal and administrative matters and tourist accommodation in the said regions. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operating results.

Environmental Matters

As property owners we are subject to various laws and regulations. These laws and regulations include, but are not limited to, the need to obtain consents from various regulatory authorities to build, develop, modify, expand or demolish existing structures, the requirement to ensure compliance with health and safety regulations during any such building projects or the operation of properties and limitations or controls on discharges to the atmosphere or waste or sewage disposal facilities.

9

Employees

As of June 30, 2012, we employed 5 full and part-time employees in our hospitality business, plus seven senior consultants (three of which are full time).We believe that our relationship with our employees is satisfactory.

Our Hotel Managers together employ approximately 60 full time employees plus approximately 250 are outsourcing employees who regularly work on our properties.

Available Information

For more information about us, visit our web site at www.italianboutiquehotels.com (currently under construction). Our electronic filings with the U.S. Securities and Exchange Commission (including all annual reports on Form 10-K, quarter reports on Form 10-Q, and current reports on Form 8-K, and any amendments to these reports), including the exhibits, are available free of charge through our web site as soon as reasonably practicable after we electronically file them with or furnish them to the U.S. Securities and Exchange Commission.

RISK FACTORS

You should carefully consider the risks described below, in conjunction with the other information and consolidated financial statements and related notes included elsewhere in this Current Report on Form 8-K, before making an investment decision. You should pay particular attention to the fact that we conduct our operations in Italy and are governed by a legal and regulatory environment that in some respects differs significantly from the environment that prevails in other countries with which you may be familiar.

Risks Related to the Hospitality Industry

The hospitality industry is cyclical and macroeconomic and other factors beyond our control can adversely affect and reduce demand for our hospitality products and services.

The hospitality industry is cyclical. For example, the last two completed business cycles in the hospitality industry, which we define as the period starting with the first calendar year of negative revenue per available room (RevPAR) growth and ending with the last calendar year of positive RevPAR growth, took place from 1991 to 2000 and 2001 to 2007. During the declining stages of these two business cycles, RevPAR growth was negative for one calendar year (1991) and two calendar years (2001 and 2002), respectively.

The declining stage of the current business cycle in Western Europe began in the fourth quarter of 2008 and continued until the second quarter of 2010, while it slightly increased in 2011 and the first 8 months of 2012. In particular, the average RevPAR in Western Europe upscale, upper upscale and luxury hotels declined from 90,49 euros in 2007 to 86,91 euros in 2008, it continued to decrease in 2009 to 69,92 euros and started to recover in 2010 (76,98 euros), 2011 (81,64 euros) and first eight months of 2012 (87,13 euros). Macroeconomic and other factors beyond our control can reduce demand for hospitality products and services, including demand for rooms at our properties. These factors include:

•	changes and volatility in general economic conditions, including the severity and duration of any downturn in the U.S., Europe or global economy and financial markets;

•	war, civil unrest (Cairo, Egypt), terrorist activities (such as the terrorist attacks in Jakarta, Indonesia and Mumbai, India) or threats and heightened travel security measures instituted in response to these events;

•	outbreaks of pandemic or contagious diseases, such as avian flu, severe acute respiratory syndrome (SARS) and H1N1 (swine) flu;

•	natural or man-made disasters, such as earthquakes, tsunamis, tornados, hurricanes, floods, oil spills and nuclear incidents;

•	changes in the desirability of particular locations or travel patterns of customers;

•	decreased corporate budgets and spending and cancellations, deferrals or renegotiations of group business (e.g., industry conventions);

10

•	low consumer confidence and high levels of unemployment;

•	depressed housing prices;

•	the financial condition of the airline, automotive and other transportation-related industries and its impact on travel;

•	decreased airline capacities and routes;

•	travel-related accidents;

•	oil prices and travel costs;

•	statements, actions or interventions by governmental officials related to travel and corporate travel-related activities, and the resulting negative public perception of such travel and activities;

•	domestic and international political and geo-political conditions;
•	cyclical over-building in the hotel industry; and

•	organized labor activities, which could cause a diversion of business from hotels involved in labor negotiations and loss of group business.

These factors can adversely affect, and from time to time have adversely affected, individual properties, particular regions or our business as a whole. How we manage any one or more of these factors, or any crisis, could limit or reduce demand, or the rates our properties are able to charge for rooms or services, which could adversely affect our business, results of operations and financial condition.

A worsening of global economic conditions could cause our revenues and profitability to decline.

Consumer demand for our products and services is closely linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Declines in consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence and high unemployment or adverse political conditions can lower the revenues and profitability of our owned properties. Because RevPAR is a measure of achieved average daily rate (ADR) and occupancy, declines in ADR and occupancy relating to declines in consumer demand will lower RevPAR.

While our 2011 and 2010 results reflect an increase in ADR levels at our hotels compared to 2009, they have not increased at the same rate at which they declined in 2009 compared to 2008, especially at Ripa Hotel Uncertainty regarding the rate and pace of further recovery and the impact any such recovery may have on different regions of the world makes it difficult to predict further increases in RevPAR levels. Additionally, if economic weakness were to return to any of these regions of the world, it could have an adverse impact on our revenues and negatively affect our profitability.

We are subject to the business, financial and operating risks inherent to the hospitality industry, any of which could reduce our profits and limit our opportunities for growth.

Our business is subject to a number of business, financial and operating risks inherent to the hospitality industry, including:

•	changes in taxes and governmental regulations that influence or set wages, prices, interest rates or construction and maintenance procedures and costs;

•	the costs and administrative burdens associated with complying with applicable laws and regulations;

•	the costs or desirability of complying with local practices and customs;

•	the availability and cost of capital necessary for us and potential hotel owners to fund investments, capital expenditures and service debt obligations;

•	delays in or cancellations of planned or future development projects;

11

•	foreign exchange rate fluctuations or restructurings;

•	changes in operating costs, including, but not limited to, energy, food, workers’ compensation, benefits, insurance and unanticipated costs resulting from force majeure events;

•	significant increases in cost for healthcare coverage for employees and potential government regulation in respect of health coverage;

•	shortages of labor or labor disruptions;

•	shortages of desirable locations for development; and

•	the ability of third-party internet travel intermediaries to attract and retain customers.

Any of these factors could limit or reduce the prices we charge for our hospitality products or services, including the rates our properties charge for rooms. These factors can also increase our costs or affect our ability to develop new properties or maintain and operate our existing properties. As a result, any of these factors can reduce our profits and limit our opportunities for growth.

Risks Related to Our Hospitality Business

Because we operate in a highly competitive industry, our revenues, profits or market share could be harmed if we are unable to compete effectively.

The segments of the hospitality industry in which we operate are subject to intense competition. Our principal competitors are other operators of full service properties in Italy, including other major hospitality chains with well-established and recognized brands. We also compete against smaller hotel chains and independent and local hotel owners and operators. If we are unable to compete successfully, our revenues or profits may decline or our ability to maintain or increase our market share may be diminished.

Competition for Guests

Competition for guests is based primarily on reputation, location, customer satisfaction, room rates, quality of service, amenities and quality of accommodations. Many of our competitors are larger than we are based on the number of properties or rooms they manage or based on the number of geographic locations where they operate. Our competitors may also have greater financial and marketing resources than we do, which could allow them to improve their properties and expand and improve their marketing efforts in ways that could affect our ability to compete for guests effectively. In addition, industry consolidation may exacerbate these risks.

We are exposed to the risks resulting from significant investments in owned real estate, which could increase our costs, reduce our profits, and limit our ability to respond to market conditions or restrict our growth strategy.

Real estate ownership is subject to risks not applicable to managed, leased or franchised properties, including:

•	governmental regulations relating to real estate ownership;

•	real estate, insurance, zoning, tax, environmental and eminent domain laws;

•	the ongoing need for owner funded capital improvements and expenditures to maintain or upgrade properties;

•	risks associated with mortgage debt, including the possibility of default, fluctuating interest rate levels and the availability of replacement financing;

•	fluctuations in real estate values or potential impairments in the value of our assets; and

•	the relative illiquidity of real estate compared to some other assets.

12

The negative impact on profitability and cash flow generation from a decline in revenues is more pronounced in owned properties because we, as the owner, bear the risk of their high fixed-cost structure. The need to maintain and renovate owned properties can present challenges, especially when cash generated from operations has declined. The effectiveness of any cost-cutting efforts is limited by the fixed-cost nature of our business. As a result, we may not be able to offset revenue reductions through cost cutting, which could further reduce our margins. During times of economic distress, declining demand and declining earnings often result in declining asset values.

We may seek to expand through acquisitions of and investments in other businesses and properties, or through alliances; and we may also seek to divest some of our properties and other assets, any of which may be unsuccessful or divert our management’s attention.

We intend to consider strategic and complementary acquisitions of and investments in other businesses, properties, brands or other assets. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than we do. Acquisitions or investments in businesses, properties, brands or assets, as well as these alliances, are subject to risks that could affect our business, including risks related to:

•	issuing shares of stock that could dilute the interests of our existing stockholders;

•	spending cash and incurring debt;

•	assuming contingent liabilities;

•	contributing properties or related assets to hospitality ventures that could result in recognition of losses; or

•	creating additional expenses.

We cannot assure you that we will be able to identify opportunities or complete transactions on commercially reasonable terms or at all, or that we will actually realize any anticipated benefits from such acquisitions, investments or alliances. There may be high barriers to entry in many key markets and scarcity of available development and investment opportunities. Similarly, we cannot assure you that we will be able to obtain financing for acquisitions or investments on attractive terms or at all, or that the ability to obtain financing will not be restricted by the terms of our revolving credit facility or other indebtedness we may incur.

The success of any such acquisitions or investments will also depend, in part, on our ability to integrate the acquisition or investment with our existing operations. We may experience difficulty with integrating acquired businesses, properties or other assets, including difficulties relating to:

•	coordinating sales, distribution and marketing functions;

•	integrating technology information systems; and

•	preserving the important licensing, distribution, marketing, customer, labor and other relationships of the acquired assets.

Divestment of some of our properties or assets may yield returns below our investment criteria. In some circumstances, sales of properties or other assets may result in losses.

In addition, any such acquisitions, investments, dispositions or alliances could demand significant attention from our management that would otherwise be available for our regular business operations, which could harm our business.

Timing, budgeting and other risks could delay our efforts to develop, redevelop or renovate the properties that we own, or make these activities more expensive, which could reduce our profits or impair our ability to compete effectively.

We must maintain and renovate the properties that we own in order to remain competitive, maintain the value and brand standards of our hotels and comply with applicable laws and regulations. We also may selectively undertake ground-up construction of properties which may span multiple phases and often take years to complete. These efforts are subject to a number of risks, including:

•	construction delays or cost overruns (including labor and materials) that may increase project costs;

13

•	obtaining zoning, occupancy and other required permits or authorizations;

•	changes in economic conditions that may result in weakened or lack of demand or negative project returns;

•	governmental restrictions on the size or kind of development;

•	force majeure events, including earthquakes, tornados, hurricanes, floods or tsunamis; and

•	design defects that could increase costs.

Developing new properties typically involves lengthy development periods during which significant amounts of capital must be funded before the properties can begin to operate. If the cost of funding these developments or renovations exceeds budgeted amounts, profits could be reduced. Further, due to the lengthy development cycle, adverse economic conditions may alter or impede our development plans, thereby resulting in incremental costs to us or potential impairment charges. Moreover, during the early stages of operations, charges related to interest expense and depreciation may substantially detract from, or even outweigh, the profitability of certain new property investments.

Similarly, the timing of capital improvements can affect property performance, including occupancy and average daily rate, particularly if we need to close a significant number of rooms or other facilities, such as ballrooms, meeting spaces or restaurants. For example, we recently completed broad-scope renovation projects at Majestic and Ripa while new restructuring projects are planned for Masseria in 2013. Moreover, the investments that we make may fail to improve the performance of the properties in the manner that we expect.

If we are not able to begin operating properties under development or renovation as scheduled, or if renovation investments adversely affect or fail to improve performance, our ability to compete effectively could be diminished and our revenues could be reduced.

In any particular period, our Hotel Managers may not be able to reduce expenses at the same rate that their revenues may decrease, which could have an adverse effect on their net cash flows, margins and profits and, as a consequence, on their ability to pay us the variable part of the annual rent and, in the worst situation, even the guaranteed minimum amount.

Many of the expenses associated with managing and owning hotels are relatively fixed. These expenses include:

•	personnel costs;

•	interest;

•	property taxes;

•	insurance; and

•	utilities.

If our Hotel Managers are unable to decrease these costs significantly or rapidly when demand for our hotels decreases, the decline in their revenues could have a particularly adverse impact on their net cash flows and profits. This effect can be especially pronounced during periods of economic contraction or slow economic growth, such as the recent economic recession. In such cases our Hotel Managers may not be able to pay us the variable part of the annual rent and, in the worst situation, even the guaranteed minimum amount. To date this has never been the case with us, although most of our lease contracts are relatively recent.

If we are unable to establish and maintain key distribution arrangements for our properties, the demand for our rooms and our revenues could fall.

Some of the rooms at our hotels and resorts are booked through third-party internet travel intermediaries and online travel service providers. We also engage third-party intermediaries, including travel agencies and meeting and event management companies, who collect fees by charging our hotels and resorts a commission on room revenues. A failure by our distributors to attract or retain their customer bases could lower demand for hotel rooms and, in turn, reduce our revenues.

14

If bookings by these third-party intermediaries increase, these intermediaries may be able to obtain higher commissions or other significant contract concessions from us, increasing the overall cost of these third-party distribution channels. Some of our distribution agreements are not exclusive, have a short term, are terminable at will, or are subject to early termination provisions. The loss of distributors, increased distribution costs, or the renewal of distribution agreements on significantly less favorable terms could adversely impact our business.

If the volume of sales made through third-party internet travel intermediaries increases significantly, consumer loyalty to our brand could decrease and our revenues could fall.

We and our Hotel Managers expect to derive most of our business from traditional channels of distribution and our website. However, consumers now use internet travel intermediaries regularly. Some of these intermediaries are attempting to increase the importance of generic quality indicators (such as “four-star downtown hotel”) at the expense of brand identification. These agencies hope that consumers will eventually develop brand loyalties to their reservation system rather than to specific hotel brands. If the volume of sales made through internet travel intermediaries increases significantly and consumers develop stronger loyalties to these intermediaries rather than to our brand, our business and revenues could be harmed.

If we are not able to develop new initiatives, including new brands, successfully, our business and profitability could be harmed.

We and our Hotel Managers often develop and launch new initiatives which can be a time-consuming and expensive process. For example, Ripa has recently launched special offers and promotions as a 10% discount for a minimum stay of 3 nights, a “children stay free” campaign and a 15% discount for bookings made with a five day advance. Galzignano hotels usually launch offers and promotions as well, such, for example, discounts for longer stay periods and spa packages. We have invested capital and resources in owned real estate, property development, brand development and brand promotion. If such initiatives are not well received by our guests they may not have the intended effect.

Italian labor laws could impair our flexibility to restructure our business.

In Italy, employees are protected by various laws which afford them consultation rights with respect to specific matters regarding their employers’ business and operations, including the downsizing or closure of facilities and employee terminations. In particular: (i) Law no. 604/1966, regulates the individual dismissals; (ii) Law no. 223/1991, concerns the collective dismissal procedure; (iii) Law no. 428/1990 as amended by legislative decree no. 18/2001, provides for the information and consultation procedure in case of a transfer of the undertaking or a part thereof and (iv) Legislative decree no. 25/2007, introduces a general right to information and consultation for employees. These laws and the collective bargaining agreements to which we are subject could impair our flexibility if we need to restructure our business.

Labor shortages could restrict our ability to operate our properties or grow our business or result in increased labor costs that could reduce our profits.

Our success depends in large part on our Hotel Managers’ ability to attract, retain, train, manage and engage their employees. Our properties are staffed 24 hours a day, seven days a week by hundreds of employees. If our Hotel Managers are unable to attract, retain, train and engage skilled employees, their ability to manage and staff our properties adequately could be impaired, which could reduce customer satisfaction. Staffing shortages could also hinder our ability to grow and expand our business. Because payroll costs are a major component of the operating expenses at our properties, a shortage of skilled labor could also require higher wages that would increase their labor costs, which could reduce our profits.

Negotiations of collective bargaining agreements, attempts by labor organizations to organize additional groups of the employees of our Hotel Managers or changes in labor laws could disrupt our operations, increase labor costs or interfere with the ability of our Hotel Managers to focus on executing our business strategies.

Certain of our properties are subject to collective bargaining agreements, similar agreements or regulations enforced by governmental authorities. If relationships between our Hotel Managers and their employees, or the unions that represent them become adverse, the properties we own could experience labor disruptions such as strikes, lockouts and public demonstrations. Labor disruptions, which are generally more likely when collective bargaining agreements are being renegotiated, could harm the relationship between our Hotel Managers and their employees or cause us to lose guests. Further, adverse publicity in the marketplace related to union messaging could further harm our reputation and reduce customer demand for our services. Labor regulation could lead to higher wage and benefit costs, changes in work rules that raise operating expenses and legal costs which may limit the ability of our Hotel Managers to take cost saving measures during economic downturns.

15

Our Hotel Managers may also become subject to additional collective bargaining agreements in the future. Potential changes in the regulatory scheme could make it easier for unions to organize groups of their employees. If such changes take effect, more of the employees of our Hotel Managers or other field personnel could be subject to increased organizational efforts, which could potentially lead to disruptions or require more of our Hotel Managers’ time to address unionization issues. These or similar agreements, legislation or changes in regulations could disrupt our operations, hinder our Hotel Managers’ abilities to cross-train and cross-promote their employees due to prescribed work rules and job classifications, reduce our profitability, or interfere with the ability of our Hotel Managers to focus on executing our business strategies.

The loss of our Hotel Managers could significantly harm our business.

We do not operate our hotels directly, but through Hotel Managers such as JSH. We have entered into long term (usually 8+8 years) agreements with our Hotel Managers. However, we cannot guarantee that they will remain with us at the end of the term of these agreements. Finding suitable replacements for our Hotel Managers could be difficult. Losing the services of one or more of these Hotel Managers could adversely affect our ability to execute our business strategies.

Our Hotel Managers recruit individuals to act as general managers of specific properties. Although these individuals are not our employees, their performance is critical to the success of our hotels. The resignation of such a general manager may result in a disruption to day-to-day operations of a hotel and a decline in profitability.

The loss of our senior executives could significantly harm our business.

Our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of our senior executives. We have entered into employment letter agreements or consulting agreements with certain of our senior executives. However, we cannot guarantee that these individuals will remain with us. Finding suitable replacements for senior executives could be difficult. Losing the services of one or more of these senior executives could adversely affect our ability to execute our business strategies.

Our management has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving the development of an active and liquid trading market for our common stock.

Because we derive a substantial portion of our revenues from operations in Italy, the risks of doing business in one country could lower our revenues, increase our costs, reduce our profits or disrupt our business.

We currently own all of our hotels and resorts in Italy. We expect that revenues from our Italian operations will continue to account for a substantial portion of our total revenues.

As a result, we are subject to the risks arising from doing business in one country, including:

•	local economic disruption;

•	local adverse environmental effects; or

•	exchange rate movements between the euro and the United States dollar.

16

While these factors and the impact of these factors are difficult to predict, any one or more of them could lower our revenues, increase our costs, reduce our profits or disrupt our business.

Our failure to comply with applicable laws and regulations may increase our costs, reduce our profits or limit our growth.

Our business, properties and employees are subject to a variety of laws and regulations. Generally, these laws and regulations address our sales and marketing efforts, our handling of privacy issues and customer data, our ability to obtain licenses for business operations such as sales of food and liquor, immigration matters, environmental, health and safety, competition and trade laws, among other things.

The extensive environmental requirements to which we are subject could increase our environmental costs and liabilities, reduce our profits or limit our ability to run our business.

Our operations and the properties we own and develop are subject to extensive environmental laws and regulations of the Italian government, including requirements addressing:

•	health and safety;

•	the use, management and disposal of hazardous substances and wastes;

•	discharges of waste materials into the environment, such as refuse or sewage; and

•	air emissions.

We could be subject to liability under some of these laws for the costs of investigating or remediating hazardous substances or wastes on, under, or in real property we currently or formerly manage, own or develop, or third-party sites where we sent hazardous substances or wastes for disposal. We could be held liable under these laws regardless of whether we knew of, or were at fault in connection with, the presence or release of any such hazardous or toxic substances or wastes. Some of these laws make each covered person responsible for all of the costs involved, even if more than one person may have been responsible for the contamination. Furthermore, a person who arranges for hazardous substances or wastes to be transported, disposed of or treated offsite, such as at disposal or treatment facilities, may be liable for the costs of removal or remediation if those substances are released into the environment by third parties at such disposal or treatment facilities. The presence or release of hazardous or toxic substances or wastes, or the failure to properly clean up such materials, could cause us to incur significant costs, or jeopardize our ability to develop, use, sell or rent real property we own or operate or to borrow using such property as collateral.

Other laws and regulations require us to manage, abate or remove materials containing hazardous substances such as mold, lead or asbestos during demolitions, renovations or remodeling at properties that we manage, own or develop or to obtain permits for certain of our equipment or operations. The costs of such management, abatement, removal or permitting could be substantial. Complying with these laws and regulations, or addressing violations arising under them, could increase our environmental costs and liabilities, reduce our profits or limit our ability to run our business. Existing environmental laws and regulations may be revised or new laws and regulations related to global climate change, air quality, or other environmental and health concerns may be adopted or become applicable to us. The identification of new areas of contamination, a change in the extent or known scope of contamination or changes in cleanup requirements, or the adoption of new requirements governing our operations could have a material adverse effect on our results or operations, financial condition and business.

If the insurance that we carry does not sufficiently cover damage or other potential losses or liabilities involving properties that we own, our profits could be reduced.

We carry insurance from solvent insurance carriers that we believe is adequate for foreseeable losses and with terms and conditions that are reasonable and customary. Nevertheless, market forces beyond our control could limit the scope of the insurance coverage that we can obtain or restrict our ability to buy insurance coverage at reasonable rates. In the event of a substantial loss, the insurance coverage that we carry may not be sufficient to pay the full value of our financial obligations, our liabilities or the replacement cost of any lost investment or property loss. Because certain types of losses are significantly uncertain, they can be uninsurable or too expensive to insure. In some cases, these factors could result in certain losses being completely uninsured. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenues and profits from the property. If the insurance that we carry does not sufficiently cover damages or other losses or liabilities, our profits could be adversely affected.

17

Adverse judgments or settlements resulting from legal proceedings in which we may be involved in the normal course of our business could reduce our profits or limit our ability to operate our business.

In the normal course of our business, we are often involved in various legal proceedings. The outcome of these proceedings cannot be predicted. If any of these proceedings were to be determined adversely to us or a settlement involving a payment of a material sum of money were to occur, there could be a material adverse effect on our financial condition and results of operations. Additionally, we could become the subject of future claims by third parties, including guests who use our properties, our employees, our investors or regulators. Any significant adverse judgments or settlements would reduce our profits and could limit our ability to operate our business. Further, we may incur costs related to claims for which we have appropriate third party indemnity, but such third parties fail to fulfill their contractual obligations.

Information technology system failures, delays in the operation of our information technology systems or system enhancement failures could reduce our revenues and profits and harm the reputation of our brands and our business.

Our success depends on the efficient and uninterrupted operation of our information technology systems. We depend on information technology to run our day-to-day operations, including, among others, hotel services and amenities such as guest check-in and check-out, housekeeping and room service and systems for tracking and reporting our financial results and the financial results of our hotels.

Our information technology systems are vulnerable to damage or interruption from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events. The occurrence of any of these natural disasters or unanticipated problems could cause interruptions or delays in our business or loss of data, or render us unable to process daily services.

In addition, if our information technology systems are unable to provide the information communications capacity that we need, or if our information technology systems suffer problems caused by installing system enhancements, we could experience similar failures or interruptions. If our information technology systems fail and our redundant systems or disaster recovery plans are not adequate to address such failures, or if our property and business interruption insurance does not sufficiently compensate us for any losses that we may incur, our revenues and profits could be reduced and the reputation of our hotels and our business could be harmed.

Cyber risk and the failure to maintain the integrity of internal or customer data could result in faulty business decisions, harm to our reputation or subject us to costs, fines or lawsuits.

We are required to collect and retain large volumes of internal and customer data, including credit card numbers and other personally identifiable information and our various information technology systems enter, process, summarize and report such data. We also maintain personally identifiable information about our employees. The integrity and protection of our guests, employee and company data is critical to our business. Our guests expect that we will adequately protect their personal information, and the regulations applicable to security and privacy are increasingly demanding in Italy. We have developed and maintain controls to prevent, and we have a process to identify and mitigate, the theft, loss, fraudulent or unlawful use of guest, employee or company data. We also have what we believe to be adequate and collectible insurance in the event of the theft, loss, fraudulent or unlawful use of customer, employee or company data. A penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of customer, employee or company data which could harm our reputation or result in remedial and other costs, fines or lawsuits and which could be in excess of any available insurance that we have procured.

18

If we fail to stay current with developments in technology necessary for our business, our operations could be harmed and our ability to compete effectively could be diminished.

Sophisticated information technology and other systems are instrumental for the hospitality industry, including systems used for our reservations, revenue management, property management and our loyalty program, as well as technology systems that we make available to our guests. These information technology and other systems must be refined, updated, or replaced with more advanced systems on a regular basis. Developing and maintaining these systems may require significant capital. If we are unable to replace or introduce information technology and other systems as quickly as our competitors or within budgeted costs or schedules when these systems become outdated or need replacing, or if we are unable to achieve the intended benefits of any new information technology or other systems, our operations could be harmed and our ability to compete effectively could be diminished.

As a public company, we are required to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act of 2002. If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act or if we fail to maintain adequate internal controls over financial reporting, our business, results of operations and financial condition could be materially adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act, including preparing annual reports and quarterly reports. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under U.S. federal securities laws, expose us to lawsuits and restrict our ability to access financing. In addition, we are required under applicable law and regulations to design and implement internal controls over financial reporting, and evaluate our existing internal controls with respect to the standards adopted by the U.S. Public Company Accounting Oversight Board.

We cannot assure you that we will not identify control deficiencies that may constitute significant deficiencies or material weaknesses in our internal controls in the future. As a result, we may be required to implement further remedial measures and to design enhanced processes and controls to address issues identified through future reviews. This could result in significant delays and costs to us and require us to divert substantial resources, including management time, from other activities.

If we do not fully remediate the material weaknesses identified by management or fail to maintain the adequacy of our internal controls in the future, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, any failure to satisfy the requirements of Section 404 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock.

The Public Company Accounting Oversight Board, or PCAOB, is currently unable to inspect the audit work of auditors working in Italy, including our auditor, Bompani Audit.

Because we are a public company in the U.S. our auditor is required to undergo regular PCAOB inspections to assess compliance with U.S. law and professional standards in connection with its audit of our financial statements filed with the SEC. The PCAOB, however, is currently unable to inspect the audit work and practices of auditors in Italy, where our principal office is located. As a result, investors who rely on our auditor’s audit reports are deprived of the benefits of PCAOB inspections of our auditor, including an evaluation of our auditor’s performance of audits and its quality control procedures. Management of the Company expects our auditor to adhere to the highest applicable standards and to take measures to ensure that these standards are consistent with the requirements of the PCAOB. However, we cannot exclude the possibility that PCAOB inspections could strengthen the adherence to such standards and/or detect failures to do so.

Risks Related to Share Ownership and Stockholder Matters

Our stock price is likely to be volatile, and you may not be able to resell shares of your common stock at or above the price you paid.

The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the underlying businesses. Given that we are a relatively new public company, these fluctuations may be even more pronounced in the trading market for our stock. In addition, in the past few years the financial services industry experienced a period of significant disruption characterized by the bankruptcy, failure, collapse or sale of various financial institutions, which led to increased volatility in securities prices and a significant level of intervention from the U.S. and other governments in securities markets. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance.

In addition to the risks described in this section, several factors that could cause the price of our common stock in the public market to fluctuate significantly include, among others, the following:

19

•	quarterly variations in our operating results compared to market expectations;

•	announcements of acquisitions of or investments in other businesses and properties or dispositions;

•	announcements of new services or products or significant price reductions by us or our competitors;

•	size of the public float;

•	stock price performance of our competitors;

•	fluctuations in stock market prices and volumes;

•	default on our indebtedness or foreclosure of our properties;

•	changes in senior management or key personnel;

•	changes in financial estimates by securities analysts;

•	negative earnings or other announcements by us or other hospitality companies;

•	issuances or repurchases of equity or debt securities; and

•	global economic, legal and regulatory factors unrelated to our performance.

Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the price at which you purchased the stock. As a result, you may suffer a loss on your investment.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, reduce our profits, divert our management’s attention and resources and harm our business.

Because we do not expect to pay dividends on our common stock for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We do not currently intend to pay cash dividends on our common stock and do not anticipate paying any dividends at any time in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize gains on their investment. Investors seeking cash dividends should not purchase the common stock.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. More specifically, the Financial Industry Regulatory Authority (“FINRA”) has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board by requiring an issuer to be current in its filings with the Commission. Pursuant to Rule 6530(e), if we file our reports late with the Commission three times our securities will be removed from the OTC Bulletin Board for failure to timely file. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

20

Because our common stock could be deemed a low-priced “Penny” stock, it would be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We may be subject to certain provisions of the Exchange Act, commonly referred to as the “penny stock” as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading will be subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

All of our assets are located outside of the United States. Moreover, a majority of our directors and officers are nationals or residents of Italy. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of Italy would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in Italy against us or such persons predicated upon the securities laws of the United States or any state thereof.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our common stock and there can be no assurance that an active trading market will ever develop or be sustained in the future.

FINANCIAL INFORMATION

Management’s Discussion and Analysis or Plan of Operation

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes and other financial information appearing elsewhere in this Current Report on Form 8-K. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation, the disclosures made under “Risk Factors.” All amounts are set forth in euros.

21

The following discussion and analysis relates to the results of CR&P and should be read in conjunction with the financial statements and the related notes thereto and other financial information contained elsewhere in this Form 8-K. Please see our unaudited pro forma combined financial information of SOST which is filed as Exhibit 99.1. For a discussion and analysis related to the results of SOST, please see our Form 10-K for the fiscal year ended November 30, 2011 filed with the SEC on March 14, 2012 and Form 10-Q for the quarter ended May 31, 2012 filed with the SEC on August 8, 2012.

Overview

We are a Company involved in the hospitality business. We own and, develop hotels and spas in Italy. We do not operate our hotels directly so we can be classified as property investment specialists.

We particularly focus on the ownership and development of boutique hotels, spas and resorts. We choose the investment opportunities on the basis of analysis and forecasts in respect of:

•	Location;

•	profitability track record;

•	competitors;

•	development potential; and

•	acquisition cost vis a vis foreseeable profitability.

We expect our investment in boutique hotels, spas and resorts to create:

•	capital growth over the medium term;

•	income immediately;

•	location diversification; and

•	synergies and scale economies.

We operate our hotels - with the exception of Ripa Hotel which is currently managed by the previous owner through a company named Ku-Hotels and the Splendid Hotel currently managed by Alain Messeguè - by means of contractual agreements with a major Italian hotel manager company called JSH.

JSH was founded in 2010 by four professionals in the hotel management sector, with collectively more than 80 years of experience in the business, and as today it manages 1,250 rooms in 14 major hotels in Italy.

JSH is involved in the management business only, and does not invest in hotel properties.

The contractual agreements in place with JSH basically envisage an annual rent composed of a guaranteed minimum rent plus a variable amount linked to the gross operating profit of our hotels.

The same contractual arrangement is applied to the managers of the Ripa Hotel and the Splendid Hotel.

22

Therefore, our revenues are derived only from the rents we receive from the managers of our hotels. These rents are made of a guaranteed minimum rent plus a variable amount related to the profitability of the hotel.

We intend to enter into same kind of contractual agreements with JSH in relation to the future acquisitions of hotels in Italy and abroad. We currently own 5 hotels and resorts in Padova, Italy, Rome, Italy and Ostuni (Brindisi), Italy. Collectively, these properties have approximately 520 hotel rooms and suites as well as restaurants, conference rooms, spas and golf courses. Our portfolio of hotel properties provides us with a diverse geographic footprint across Italy.

Our senior management team has over 80 collective years of experience spanning multiple foreign jurisdictions. This team has established plans for growth focusing on the core principles of providing authentic Italian hospitality and expansion into foreign markets in which we do not have hotel properties.

We intend to develop our presence in Italy and abroad with a target of owning 3,000 rooms within the next 3 to 5 years.

We are currently undergoing advanced negotiations with respect to investments in Rome, Bari and Florence in Italy, as well as in New York, and have started searches for investment opportunities in Milan, Florence, Paris and London. We are also planning to invest in high-growth potential countries such as Albania and some selected African countries.

In addition to the items discussed above, we plan to continue to refresh our hotel room product, pursue third-party development partners for additional hotel and restaurant concepts and renovate select facilities to improve our product offerings.

Recent Developments and Events

In September of 2012 (the “Spin-Off Date”), CR&P disposed of its businesses related to renewable energy and real estate to a sister company named Masoledo S.r.l. (“Masoledo”), while CR&P acquired from the same company the interest in Masseria Santo Scalone Hotel e Resort S.r.l. As a result of these dispositions and acquisitions, CR&P today has a receivable of approximately euro 8.6 million due from Masoledo (the “Receivable”). The terms and conditions of the Receivable are set out in a deed entered into between CR&P and Masoledo, pursuant to which Masoledo will repay the Receivable at an annual interest rate of 6% of the Receivable. Masoledo will use the proceeds from any disposal to a third party of such renewable energy or real estate related businesses to make payments on the principal and interest of the Receivable. Notwithstanding the foregoing, Masoledo will repay the Receivable no later than 5 years form the Spin-Off Date.

In October of 2012, CR&P entered into a preliminary agreement with JSH S.r.l. and its shareholders (“JSH”), pursuant to which, by the end of 2012, CR&P will acquire not less than a 15% stake in JSH, or an equivalent stake in the new sub-holding company to be incorporated by JSH which will control the companies involved in the management of the CR&P hotels.

Critical Accounting Policies and Estimates

We believe the following accounting policies and estimates are most critical to aid in understanding and evaluating our reported financial results.

Basis of consolidation

All majority-owned subsidiaries in which CR&P has both voting share and management control are consolidated. All significant intercompany accounts and transactions are eliminated. Subsidiaries over which control is achieved through other means, such as stockholders agreement, are also consolidated even if less than 51% of voting capital is held. The equity attributable to non-controlling interests in subsidiaries is shown separately in the consolidated financial statements.

Basis of presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The Euro is the functional currency of all companies included in these consolidated financial statements.

23

Restatement

We have make changes to the balance sheets, statement of operations and cash flow statements to correct our presentation to comply with US GAAP. None of these changes are material and the net effect are not material to the financial statements.

Additionally, we added and changed our footnotes to comply with US GAAP. None of these changes are material and the net effect are not material to the financial statements.

Acquisitions

Assets acquired and liabilities assumed in business combinations are recorded on our consolidated balance sheets as of the respective acquisition dates based upon their estimated fair values at such dates.

The results of operations of businesses acquired by us have been included in the consolidated statements of income (loss) since their respective dates of acquisition. In certain circumstances, the purchase price allocations are based upon preliminary estimates and assumptions. Accordingly, the allocations are subject to revision when we receive final information, including appraisals and other analyses. There were no contingent payments, options, or commitments specified in any of the following acquisition agreements.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances, cash on current accounts with banks, bank deposits and other highly liquid short-term investments with original maturities of less than three months.

Accounts receivable & Allowance for doubtful accounts

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectability of its accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company does not require collateral to support customer receivables.

Investments

Investments in unconsolidated affiliates over which we exercise significant influence, but do not control, including joint ventures, are accounted for using the equity method.

Investments in unconsolidated affiliates over which we are not able to exercise significant influence are accounted for under the cost method.

Property, plant and equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation and adjustments for impairment losses. Property, plant and equipment also includes assets under construction and plant and equipment awaiting installation.

Subsequent expenditures are capitalized only when they increase the future economic benefits embodied in an item of property, plant and equipment. All other expenditures are recognized as expenses in the consolidated statement of income as incurred.

Capitalization ceases when construction is interrupted for an extended period or when the asset is substantially complete.

Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets.

24

Depreciation commences from the time an asset is put into operation. Depreciation is not charged on assets to be disposed of or on land. The range of the estimated useful lives is as follows:

-	Buildings and constructions: 33 years

-	Machinery and equipment: 2 – 20 years

-	Others: 5 years

Long-Lived Assets

We evaluate the carrying value of our long-lived assets for impairment by comparing the expected undiscounted future cash flows of the assets to the net book value of the assets when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value will be charged to earnings.

Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals, and, if appropriate, current estimated net sales proceeds from pending offers.

We evaluate the carrying value of our long-lived assets based on our plans, at the time, for such assets and such qualitative factors as future development in the surrounding area and status of expected local competition.

Assets and liabilities held for sale

In connection with the strategy of concentrating in the portfolio of hotel, power, and plantations investments, in the periods presented we entered into various negotiations with potential purchasers to sell. Most of these sales are concluded at the date of presentation of the interim financial statements ended September 30, 2012.

The Company has assessed that the potential realizable (or realized) value of these assets at the market value are higher than the net asset carrying value and accordingly no impairment has been provided for.

Goodwill and Other Intangible Assets

We evaluate goodwill for impairment on an annual basis, and do so during the last month of each year using balances as of the end of September and at an interim date if indications of impairment exist. Goodwill impairment is determined by comparing the fair value of a reporting unit to its carrying amount in a two-step process with an impairment being recognized only where the fair value is less than carrying value. We define a reporting unit at the individual property level.

When determining fair value in step one, we utilize internally developed discounted future cash flow models, third party appraisals and, if appropriate, current estimated net sales proceeds from pending offers. Under the discounted cash flow approach we utilize various assumptions, including projections of revenues based on assumed long-term growth rates, estimated costs and appropriate discount rates based on the weighted-average cost of capital. The principal factors used in the discounted cash flow analysis requiring judgment are the projected future operating cash flow, the weighted-average cost of capital and the terminal value growth rate assumptions. The weighted-average cost of capital takes into account the relative weights of each component of our capital structure (equity and long-term debt) and is determined at the reporting unit level. Our estimates of long-term growth and costs are based on historical data, various internal estimates and a variety of external sources, and are developed as part of our routine, long-term planning process. We then compare the estimated fair value to our carrying value.

If the carrying value is in excess of the fair value, we must determine our implied fair value of goodwill to measure if any impairment charge is necessary. The determination of our implied fair value of goodwill requires the allocation of the reporting unit’s estimated fair value to the individual assets and liabilities of the reporting unit as if we had completed a business combination.

We perform the allocation based on our knowledge of the reporting unit, the market in which they operate, and our overall knowledge of the hospitality industry.

25

Leasing

All lease agreements of the Company and its subsidiaries as lessees are accounted for as finance leases. The Company recognizes the asset and associated liability on its balance sheet. Finance leases are capitalized at the beginning of the lease at the lower of the fair value of the leased property and the present value of minimum lease payments. Each installment of the lease is apportioned between the liability and finance charges so as to achieve an equal reduction in capital due for each payment made at constant rate on the remaining financial balances.

Derivative financial instruments

The Company uses derivative financial instruments principally for the management of exposure to variable interest rates on long-term financing. All derivative financial instruments are classified as assets or liabilities and are accounted for at trade date. The Company measures all derivative financial instruments based on fair values derived from market prices of the instruments. Changes in the fair value of a derivative that is significant and that is designated and qualifies as a fair value hedge, along with the loss or gain on the hedged asset or liability, are recorded in the income statement.

Currently there is only one derivative instrument hedging the risk of variable interest rates (an “interest rate cap”), the notional amount of is €4 million. This derivative instrument hedges the risk from change of interest rate on a mortgage loan facility with “bullet” repayments originally of € 8 million of which € 6.6 million is outstanding.

Shareholders loans

Shareholders loans to the Group are all non-interest bearing. Italian law provides that the shareholders loans to a limited liability company ("S.r.l.") are not preferred and their repayment is subordinated to other categories of debt. As a result all shareholder loans are classified as non-current liabilities.

Severance indemnity fund

According to Italian accounting principles reflecting local law and applicable employment contracts, certain post-employment benefits accrue during the period of employment. Under U.S. GAAP, post-employment benefits are defined either as de fined contribution plans or defined benefit plans.

In defined contribution plans, the company's obligation is limited to the payment of contributions to the Government or to a fund. Defined benefit plans are pension, insurance and healthcare programs which cover the company's obligation, even implicitly, to provide the benefits due to former employees. The liabilities associated with defined benefit plans are determined on the basis of actuarial assumption (discounting) and accrued in the financial statements over the employment period required to obtain the benefits.

The severance indemnity fund required by Italian law is a liability similar to a defined benefit plan, which, however, according to Italian accounting principles, is not subject to discounting. Given the small number of Group employees any difference between the present provisions in the financial statements prepared in accordance with Italian GAAP and discounted value of these benefits is considered to be immaterial.

Revenue Recognition

Our revenues are derived from rent we receive according to rental agreements we have in place with a hotel management company. The majority of our rent is fixed and payable monthly. We recognize additional revenue that is variable based on a percentage of the operating profit of our rented hotels.

26

Taxes

Income taxes

We account for income taxes to recognize the amount of taxes payable or refundable for the current year and the amount of deferred tax assets and liabilities resulting from the future tax consequences of differences between the financial statements and tax basis of the respective assets and liabilities. We recognize the financial statement effect of a tax position when, based on the technical merits of the uncertain tax position, it is more likely than not to be sustained on a review by taxing authorities. These estimates are based on judgments made with currently available information. We review these estimates and make changes to recorded amounts of uncertain tax positions as facts and circumstances warrant.

Stockholder’s equity

As of today, the share capital of CR&P is represented by one share, fully paid as to €98,000. Mr. Antonio Conte and Ms. Maddalena Olivieri each contributed 50% of the share capital of CR&P. In accordance with Italian law, this share is registered with the Register of Companies at the Italian Chamber of Commerce.

Results of Operations

For the three months ended September 30, 2012 and September 30, 2011

Revenues

Revenues for the three months ended September 30, 2012 decreased approximately by €78,000, or 8%, compared to the three months ended September 30, 2011. The two amounts remained substantially unchanged over the period.

Direct Operating Costs

Direct Operating costs adjustment for the three months ended September 30, 2012, increased approximately €21,000, or 5%, compared to the three months ended September 30, 2011. This increase is related to an efficiency gain widespread throughout the Group.

Selling, General and Administrative Costs

Selling, General and Administrative costs adjustment for the three months ended September 30, 2012 and 2011 were approximately € 494,000 and €408,000, respectively. Such expenses consist primarily of salaries and personnel related expenses, occupancy expenses, sales travel, consulting costs and other expenses. The increase of approximately €86,000 was due to an efficiency gain widespread throughout the Group.

Amortization and Depreciation

Amortization and depreciation for the three months ended September 30, 2012 and 2011 were approximately €685,000 and €735,000, respectively.

Interest Income

Interest income for the three months ended September 30, 2012 and 2011 are negligible.

Interest Expenses

Interest expense for the three months ended September 30, 2012 and 2011 was approximately €86,000 and €538,000, respectively.

Asset Impairment

There are no asset impairment as of September 30, 2012. For the three months period ended September 30, 2011 we recognized € 710,000 related to a write-down of improvement expenses on a building owned by our subsidiary Carciano Immobiliare, S.r.l. We did not close on this building as such all of the improvements were written off.

27

Other Income/(Loss)

Other Income for the three months ended September 30, 2012 and 2011 was € 95,000 and € 393,000 respectively.

Gain on business combination (bargain purchase)

Gain on business combination of September 30, 2011 was reduced of € 59,000, due to the adjustment of the consideration paid by the Company for the acquisition of Terme di Galzignano, Sp.A. during 2011.

Income Taxes

Income taxes for the three months ended September 30, 2012 and 2011 were approximately €37,000 and €28,000, respectively. These items are substantially stable in the two interim periods compared.

Net profit / (loss) from discontinued operations

Net profit/(loss) from discontinued operations for the three months ended September 30, 2012 and 2011 were approximately €3,259,000 and € (3,131,000), respectively. The profit recorded in the 2012 quarter is principally due to the result of the Spin-Off which took place in September 2012. In September of 2012 (the “Spin-Off Date”), CR&P disposed of its businesses related to renewable energy and real estate to a sister company named Masoledo S.r.l. (“Masoledo”), while CR&P acquired from the same company the interest in Masseria Santo Scalone Hotel e Resort S.r.l. As a result of these dispositions and acquisitions, CR&P today holds a receivable of approximately € 8.6 million due from Masoledo (the “Receivable”). The terms and conditions of the Receivable are set out in a deed entered into between CR&P and Masoledo, pursuant to which Masoledo will repay the Receivable at an annual interest rate of 6% of the Receivable. Masoledo will use the proceeds from any disposal to a third party of such renewable energy or real estate related businesses to make payments on the principal and interest of the Receivable. Notwithstanding the foregoing, Masoledo will repay the Receivable no later than 5 years from the Spin-Off Date.

Six Month Period Ended June 30, 2012 compared to the Six Month Period Ended June 30, 2011

€/000	For the six months Ended June 30, 2012	For the six months Ended June 30, 2011
	Unaudited	Unaudited
Revenue from operations	2.305	2.386
Direct operating and selling, general and administrative costs
Direct operating costs	(981)	(1.280)
Selling, general and administrative costs	(245)	(1.918)
Amortization and depreciation	(1.473)	(1.386)
Total direct operating and selling, general and administrative costs	(2.698)	(4.584)
Operating income/(Loss)	(393)	(2.198)

Interest income		1
Interest expenses	(1.471)	(1.683)
Asset impairment		(710)
Other income	112	463
Gain on business combination (bargain purchase)		2.563
Loss from continuing operations, before income taxes	(1.753)	(1.564)
Income taxes	(76)	(77)
Loss from continuing operations, net of income taxes	(1.829)	(1.641)
Net income/(loss) from operations of discontinued operations, after taxes	(19)	(22)
Net income/(loss) on disposal of discontinued operations, after taxes	306	95
Net profit/(loss) from discontinued operations	287	73
Consolidated net loss for the period	(1.542)	(1.568)
Less net loss attributable to non-controlling interests in the consolidated subsidiaries	161	294
Net loss attributable to owners of Conte Rosso & Partners S.r.l.	(1.381)	(1.274)

28

Revenues

Revenues for the six months ended June 30, 2012, decreased approximately €81,000, or 3.4%, compared to the six months ended June 30, 2011. The two amounts remained substantially unchanged over the period.

Direct Operating Costs

Direct Operating costs for the six months ended June 30, 2012, decreased approximately €299,000, or 23%, compared to the six months ended June 30, 2011. This decrease is related to an efficiency gain widespread throughout the Group.

Selling, General and Administrative Costs

Selling, General and Administrative costs for the six months ended June 30, 2012 and 2011 were approximately €245,000 and €1,918,000, respectively. Such expenses consist primarily of salaries and personnel related expenses, occupancy expenses, sales travel, consulting costs and other expenses. The decrease of approximately €1,673,000 was due to an efficiency gain widespread throughout the Group.

Amortization and Depreciation

Amortization and depreciation for the six months ended June 30, 2012 and 2011 were approximately €1,473,000 and €1,386,000, respectively. Such expenses consist primarily of depreciation of properties, plant and equipment held by Conte Rosso & Partners and the subsidiaries Ripa Hotel & Resort and Terme di Galzignano. The two amounts remained substantially unchanged over the period.

Interest Income

Interest income for the six months ended June 30, 2012 and 2011 was negligible.

Interest Expense

Interest expense for the six months ended June 30, 2012 and 2011 was approximately €1,471,000 and €1,683,000, respectively. These costs decreased mainly because of the spin off of Antonio Srl which took place in January 2012.

Asset Impairment

The asset impairment as of June 30, 2011 was due to the write-down of € 710,000 of expenses for improvements on a building owned by our subsidiary Carciano Immobiliare under a purchase contract. We did not close on this building as such all of the improvements were written off.

Other Income

Other Income for the six months ended June 30, 2012 and 2011 was approximately €112,000 and €463,000, respectively.

29

Gain on business combination (bargain purchase)

Gain on business combination of June 30, 2011, of € 2,563,000 was referred to the acquisition of 97.25% equity stake in Terme di Galzignano SpA.

Income Taxes

Income taxes for the six months ended June 30, 2012 and 2011 were approximately €76,000 and €77,000, respectively. These items are substantially stable in the two interim periods compared.

Net profit / (loss) from discontinued operations

Net profit / (loss) from operations of discontinued operations for the six months ended June 30, 2012 and 2011 were approximately €287,000 and €73,000, respectively. Loss from operations and gain on disposal of discontinued operations are related to assets held for sale. In the first six months of 2012 Ripa Hotel and Resort Srl disposed a real estate property owned in Pisa, Via San Martino, while Aral Srl disposed two real estate properties owned in Porto Cervo and Porto Rotondo, Sardinia, Italy, both with a net financial gain of approximately € 300,000. As of June 30, 2011, the net profit from discontinued operations was due to the disposal of a real estate property owned by Ripa Hotel and Resort Srl located in Todi, Perugia, with a net financial gain of approximately € 95,000.

For the year ended December 31, 2011 and the year ended December 31, 2010

€/000	For the year ended December 31, 2011	For the year ended December 31, 2010
	Audited	Audited
Revenue from operations	10.196	3.684
Direct operating and selling, general and administrative costs
Direct operating costs	(3.281)	(1.526)
Selling, general and administrative costs	(6.232)	(1.414)
Amortization and depreciation	(2.834)	(1.517)
Total direct operating and selling, general and administrative costs	(12.347)	(4.457)
Operating income/(Loss)	(2.151)	(773)

Interest income	18	4
Interest expenses	(3.849)	(3.110)
Asset impairment	(710)
Other income	1.438	630
Gain on business combination (bargain purchase)	2.476	5
Loss from continuing operations, before income taxes	(2.778)	(3.244)
Income taxes	(957)	(181)
Loss from continuing operations, net of income taxes	(3.735)	(3.425)
Net income/(loss) from operations of discontinued operations, after taxes	(39)	(41)
Net income/(loss) on disposal of discontinued operations, after taxes	118
Net profit/(loss) from discontinued operations	79	(41)
Consolidated net loss for the period	(3.656)	(3.466)
Less net loss attributable to non-controlling interests in the consolidated subsidiaries	687	201
Net loss attributable to owners of Conte Rosso & Partners S.r.l.	(2.969)	(3.265)

30

Revenues

Revenues for the year ended December 31, 2011, increased approximately €6,512,000, or 177%, compared to the year ended December 31, 2010. This increase is mainly dependent on the following events:

-	Sale of two properties (located in Pisa and Todi, Italy) by the subsidiary Ripa Hotel & Resort, which generated revenues of more than € 1,800,000;

-	Recognition of additional premium of € 5,200,000 on the sale of the property of the subsidiary Carciano Immobiliare – mentioned above - to a third party, based on the settlement agreement;

-	Impact of the consolidation of the subsidiary Terme di Galzignano for the first time in 2011 (approximately € 1,600,000) .

Direct Operating Costs

Direct Operating Costs for the year ended December 31, 2011, increased approximately €1,755,000, or 115%, compared to the year ended December 31, 2010. This increase is mainly dependent on the following events:

-	Start-up costs increase in the subsidiary Enital (approximately € 500,000);

-	Services costs increase in the subsidiary Carciano Immobiliare (approximately €350,000);

-	Impact of the consolidation of the subsidiary Terme di Galzignano for the first time in 2011 (approximately € 1,000,000).

Selling, General and Administrative Costs

Selling, General and Administrative costs for the years ended December 31, 2011 and 2010 were approximately €6,232,000 and €1,414,000, respectively. Such expenses consist primarily of salaries and personnel related expenses, occupancy expenses, sales travel, consulting costs and other expenses. The increase of approximately €4,818,000 is mainly dependent on the following events:

-	the provision for 2011, accounted for € 3,100,000, relating to the settlement agreement of the preliminary contract of the property at Via Carciano, Rome, Italy held by the subsidiary Carciano Immobiliare (mentioned above) and reflects a partial uncertainty in the determination of the additional revenue established in the agreement, given the fact that the conditions for its payment are still pending;

-	Impairment of receivables in the subsidiaries CRP Immobiliare (approximately € 800,000) and Investimenti Immobiliari (approximately € 300,000).

Amortization and Depreciation

Amortization and depreciation for the years ended December 31, 2011 and 2010 were approximately €2,834,000 and €1,517,000, respectively. Such expenses consist primarily of depreciation of properties, plant and equipment held by Conte Rosso & Partners and the subsidiaries Ripa Hotel & Resort and Terme di Galzignano. The increase of approximately €1,317,000 was basically due to the impact of the consolidation of the subsidiary Terme di Galzignano for the first time in 2011.

Interest Income

Interest income for the years ended December 31, 2011 and 2010 was approximately a gain of €18,000 and a gain of €4,000, respectively. These items are substantially stable in the two interim periods being compared.

31

Interest Expense

Interest expense for the years ended December 31, 2011 and 2010 was approximately €3,849,000 and €3,110,000, respectively. The increase was essentially due to the increase in outstanding current and non-current financial debts in 2011.

Asset Impairment

The asset impairment as of June 30, 2011 was due to the write-down of € 710,000 of expenses for improvements on a building owned by our subsidiary Carciano Immobiliare under a purchase contract. We did not close on this building as such all of the improvements were written off.

Other Income

Other Income for the years ended December 31, 2011 and 2010 was approximately € 1,438,000 and € 630,000, respectively. The increase was essentially due to the preliminary sale agreement of some lodges to be built within the Terme di Galzignano resort where the Green Hotel, currently not operating, is planned to be transformed into a lodge residence.

Gain on business combination (bargain purchase)

Gain on business combination (bargain purchase) for the years ended December 31, 2011 and 2010 was approximately € 2,476,000 and € 5,000, respectively. The € 2,476,000 gain recorded in 2011 was substantially due to the acquisition of 97,25% equity stake in Terme di Galzignano SpA.

Discontinued operations

During the fiscal year ended December 31, 2011, we sold the Via Gereschi (Pisa) property for a gain of € 23,000, net of taxes, and the Todi (Perugia) property for a gain of € 95,000, net of taxes. These properties were previously classified as Available for Sale. We have no continuing involvement with either property. There was no activity from discontinued operations in 2010.

Income Taxes

Income taxes for the years ended December 31, 2011 and 2010 were approximately €957,000 and €181,000, respectively. The increase of € 776,000 is mainly due to the recognition of the additional premium in the subsidiary Carciano Immobiliare and the non-deductibility of the related provision mentioned above.

Liquidity and Capital Resources

For the nine month period ended September 30, 2012 and 2011

As of September 30, 2012, we had cash and cash equivalents of approximately €211,000, net working capital of approximately €1,526,000, and retained earnings of approximately €7,573,000.

Cash Flows from Operating Activities

Our operating activities resulted in net cash provided in operations of approximately €4,355,000 for the nine months ended September 30, 2012, compared to net cash provided in operations of approximately €1,386,000 for the nine months ended September 30, 2011.

The net cash provided in operating activities for the nine months period ended September 30, 2012 reflects a net income of approximately €2,194,000 which basically consists of depreciation and amortization of approximately €2,158,000. Changes in assets and liabilities included an increase in trade receivables of approximately €4,355,000, a decrease in related party receivables of approximately €17,193,000, a decrease in other payables of approximately €8,622,000, an increase in advanced payments on purchases of property of approximately €6,450,000, an increase in other assets of approximately €134,000, a decrease in trade payables of approximately €2,485,000, an increase in related party payables of approximately €4,331,000, an increase in current income taxes of approximately €569,000 and a decrease in other liabilities of approximately €61,000.

32

The net cash provided in operating activities for the nine months period ended September 30, 2011 reflects a net loss of approximately €3,138,000 offset by depreciation and amortization of approximately €2,154,000. Changes in assets and liabilities included a decrease in trade receivables of approximately €5,189,000, a decrease in related party receivables of approximately €1,199,000, an increase in other receivables of approximately €508,000, an increase in advanced payments on purchases of property of approximately €11,906,000, a decrease in other assets of approximately €354,000, an increase in trade payables of approximately €4,384,000, a decrease in related party payables of approximately €700,000, a decrease in other payables of approximately €2,874,000, a decrease in current income taxes of approximately €1,158,000 and a decrease in other liabilities of approximately €1,962,000.

Cash Flows from Investing Activities

The net cash provided in investing activities for the nine months periods ended September 30, 2012 consist primarily of the cash inflow (approximately € 31,864,000) due to the Spin-Off of non-hotel business.

The net cash used in investing activities for the nine months periods ended September 30, 2011 consist primarily of the cash outflow (approximately € 25,985,000) for the purchase of properties, plant and equipment basically due to the acquisition and the consolidation of the subsidiary Terme di Galzignano in 2011.

Cash Flows from Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2012 and the nine months ended September 30, 2011 was a loss of €22,474,000 and cash inflow of €22,727,000, respectively.

Commitments and contingencies

The Company and certain subsidiaries are defendants in legal actions in the normal course of business. Based on the advice of legal counsel, management believes that the amounts recognized and recorded as debt provisions or asset negative adjustments are sufficient to cover probable losses in connection with such actions.

The risk provisions or negative adjustments are recognized when in accordance with the opinion of legal counsel the liability is probable and measurable.

For the six month period ended June 30, 2012 and 2011

As of June 30, 2012, we had cash and cash equivalents of approximately €1,286,000, negative working capital of approximately €21,388,000, and retained earnings of approximately €4,849,000.

Cash Flows from Operating Activities

Our operating activities resulted in net cash provided in operations of approximately €987,000 for the six months ended June 30, 2012, compared to net cash provided in operations of approximately €6,211,000 for the six months ended June 30, 2011.

The net cash provided in operating activities for the six month period ended June 30, 2012 reflects a net loss of approximately €1,542,000 offset by depreciation and amortization of approximately €1,473,000. Changes in assets and liabilities included an increase in trade receivables of approximately €306,000, a decrease in related party receivables of approximately €403,000, a decrease in other receivables of approximately €653,000, an increase in advanced payments on purchases of property of approximately €4,600,000, an increase in other assets of approximately €87,000, a decrease in trade payables of approximately €2,779,000, a decrease in related party payables of approximately €350,000, an increase in other payables of approximately €37,000, an increase in current income taxes of approximately €312,000 and a decrease in other liabilities of approximately €102,000.

33

The net cash provided in operating activities for the six month period ended June 30, 2011 reflects a net loss of approximately €1,568,000 offset by depreciation and amortization of approximately €1,386,000. Changes in assets and liabilities included a decrease in trade receivables of approximately €1,764,000, a decrease in related party receivables of approximately €65,000, a decrease in other receivables of approximately €858,000, an increase in advanced payments on purchases of property of approximately €7,406,000, a decrease in other assets of approximately €170,000, an increase in trade payables of approximately €4,307,000, a decrease in related party payables of approximately €555,000, a decrease in other payables of approximately €368,000, a decrease in current income taxes of approximately €1,962,000 and a decrease in other liabilities of approximately €2,015,000.

Cash Flows from Investing Activities

The net cash used in investing activities for the six month periods ended June 30, 2012 consist primarily of the cash inflow (approximately € 7,195,000) due to the sale of the building held for resale and of the cash outflow (approximately € 1,590,000) due to the real estate development business of the subsidiary Aros.

The net cash used in investing activities for the six month periods ended June 30, 2011 consist primarily of the cash outflow (approximately € 25,575,000) for purchase of properties, plant and equipment basically due to the impact of the acquisition and the consolidation of the subsidiary Terme di Galzignano for the first time in 2011.

Cash Flows from Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2012 and the six months ended June 30, 2011 was a loss of €5,884,000 and €19,413,000, respectively.

For the year ended December 31, 2011 and the year ended December 31, 2010

As of December 31, 2011, we had cash and cash equivalents of approximately €545,000, negative working capital of approximately €19,660,000 and retained earnings of approximately €134,000.

Cash Flows from Operating Activities

Our operating activities resulted in net cash provided by operating activities of approximately €6,111,000 for the year ended December 31, 2011 compared approximately €11,785,000 for the year ended December 31, 2010.

The net cash provided by operating activities for the year ended December 31, 2011 reflects a net loss of approximately €3,656,000 offset by depreciation and amortization of approximately €2,834,000. Changes in assets and liabilities included a decrease in trade receivables of approximately €3,646,000, an increase in related party receivables of approximately €1,318,000, a decrease in other receivables of approximately €973,000, an increase in advanced payments on purchases of property of approximately €7,406,000, a decrease in other assets of approximately €477,000, a decrease in trade payables of approximately €4,947,000, a decrease in related party payables of approximately €813,000, a decrease in other payables of approximately €1,581,000, an increase in current income taxes of approximately €20,000 and a decrease in other liabilities of approximately €1,658,000.

The net cash provided in operating activities for the year ended December 31, 2010 reflects a net loss of approximately €3,466,000 partially offset by depreciation and amortization of approximately €1,517,000. Changes in assets and liabilities included a decrease in trade receivables of approximately €1,480,000, a decrease in related party receivables of approximately €1,025,000, an increase in other receivables of approximately €1,012,000, an increase in advanced payments on purchases of property of approximately €2,825,000, an increase in other assets of approximately €1,086,000, a decrease in trade payables of approximately €280,000, an increase in related party payables of approximately €638,000, an increase in other payables of approximately €8,361,000, a decrease in current income taxes of approximately €47,000 and an increase in other liabilities of approximately €2,593,000.

Cash Flows from Investing Activities

The net cash used in investing activities for the year ended December 31, 2011 consist primarily of the cash outflow (approximately € 26,200,000) for purchase of properties, plant and equipment basically due to the impact of the acquisition and the consolidation of the subsidiary Terme di Galzignano for the first time in 2011.

34

The net cash used in investing activities for the year ended December 31, 2010 consist primarily of the cash outflow (approximately € 15,000,000) for purchase of properties, plant and equipment basically due to the impact of the acquisition and consolidation of the subsidiary Enital.

Cash Flows from Financing Activities

Net cash provided by financing activities for the year ended December 31, 2011 and the year ended December 31, 2010 was approximately €21,030,000 and €7,167,000, respectively.

Future Liquidity Needs

We have evaluated our expected cash requirements over the next twelve months, which includes, but is not limited to, interest payments, capital repayments, capital expenditures and working capital requirements. Whilst we are able to manage certain aspects of these cash requirements the level of income, rate of repayment of related party receivables and cost of debt, where variable, are outside our control. We are also planning, but as yet have no contractual commitments, to make acquisitions and whilst we wish to effect at least some of these acquisitions through the issue of shares there can be no certainty that the vendors will accept such consideration and we may wish, to in any case, to effect such acquisitions using cash. Further, we plan to put in place new borrowings to finance the assets to be acquired or take-on existing borrowings secured on the assets planned to be acquired.

Based on existing assets, expected related party receivables repayments, business level, debt and interest rates we believe our current resources are sufficient for at least the next twelve months.

However, to implement the business plan for the expansion of our assets we will require additional financing in the future. The timing of our need for additional capital will depend on the timing of the completion of the planned acquisitions, the terms of such acquisitions and whether existing lenders are willing to continue to provide finance upon a change of control of such assets.

We are in the process of developing two properties which will require capital expenditure – the Green Park Hotel being converted to apartments and the expansion of the Masseria Hotel.

While the first part of the Masseria development has already started and will be completed by April 2013, the second part, with the creation of additional 24 rooms, will take place in Q1 2014. It is expected that the first part of the development will cost additional €400,000 ($520,000). A development loan is currently being negotiated for this amount. The terms of the loan are expected to be interest only during the development period and then bullet repayment to be effected by the entering into of a longer term mortgage financing secured on the property. At present no internal capital is expected to be required for this expansion. The last part of the development will cost approximately €600,000 ($780,000).

The development of the Green Park Hotel should start in the second half of 2014. It is expected that the Green Park Hotel conversion will cost approximately €4.4 million ($ 5.7 million) to be spent over a period of 1½ years from commencement in 2014.

In each case no work, beyond planning and negotiation of finance, has been undertaken and no work will start until the required financing has been agreed and contracted with lending institutions.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

PROPERTIES

Our principal executive offices are located at Viale Bruno Buozzi 83, in Rome, Italy. Currently, we own and occupy approximately 5,000 square feet of office space.

35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 1, 2012, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially owning more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 14,851,852 shares of common stock issued and outstanding on November 1, 2012.

36

Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Antonio Conte Via Cortina d’ ampezzo 221 Rome, Italy 00135	10,666,667	71.8%

Maddalena Olivieri (wife of Antonio Conte) Via Cortina d’ ampezzo 221 Rome, Italy 00135	1,185,185	8.0%

Total all executive officers and directors (one person)	11,851,852	79.8%

Other 5% Shareholders

Paolo Conte Via Partenope 2 Napoli, Italy	1,342,775	9.0%

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on the effective date of the Acquisition. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualified. Executive officers serve at the request of the board of directors.

Name	Age	Position(s)
Antonio Conte	47	Chief Executive Officer and Director
Giuseppe Cagiati	51	Chief Operating Officer
Domenico Ballo	50	Secretary
Giovanni Marraffa	36	VP of Control
Giancarlo Lanna	54	Chairman
Marco Milli	45	Director
Charles Gargano	78	Director
Dorothy Herman	59	Director

37

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Antonio Conte is the founder of CR&P and has been the President and Chief Executive Officer of CR&P since 2006. Mr. Conte obtained a law degree from the University Federico II of Naples, Italy. In 1991, Mr. Conte started trading and developing real estate properties in Italy. In the early 2000s, Mr. Conte founded a cleaning and maintenance company that reached a total turnover of € 15 million. Mr. Conte sold this company in 2006.

Giuseppe Cagiati joined CR&P in 2008 and serves as the Company’s General Manager. Prior to joining CR&P, Mr. Cagiati was Chief Technical Manager of the Statuto Group, one of the largest Italian real estate market players, where he followed all the developing activities in central and southern Italy.

Giovanni Marraffa has over ten years experience as financial controller in Italy and abroad. Mr. Marraffa has worked for Asea Brown Boveri, General Motors and Cap Gemini, and Ernst & Young in Italy.

Domenico Ballo is a professional Chartered Accountant based in Naples, and has been working as a consultant in tax and fiscal matters for CR&P for over 10 years.

Giancarlo Lanna has practiced law since 1982. Mr. Lanna’s practice focuses primarily on the areas of business, employment and administrative law for private clients, public institutions and listed companies. Mr. Lanna currently serves as a member of the Board of Governors for the Promotion of International Commercial Arbitration and Conciliation in the Mediterranean, Vice Chairman of the Italy-China Foundation and Director for SIBAC Co Ltd., a business consulting company. From 2005 to 2012, Mr. Lanna served as Chairman of Simest SpA, a financial institution for the development and promotion of Italian enterprises abroad. Also, from 2003 to 2007, Mr. Lanna served as the Chairman of Italian System for Business SpA, a company whose aim is to promote the internationalization of Italian companies.

Marco Milli currently runs his own legal practice in Rome and has more than 15 years of experience in academia as a professor and visiting professor in various Italian and European universities. Mr. Milli currently serves as a director at the Fondazione Banca Nazionale delle Comunicaziono, or the BNC Foundation, whose mission is to provide funding for studies, projects, actions and initiatives in various areas such as volunteering, philanthropy, charity, environmental protection and quality and art conservation and enhancement of cultural heritage. Mr. Milli graduated with a law degree from the University of Rome “La Sapienza.”

Charlie Gargano served as Chairman and Chief Executive Officer of the Empire State Development Corporation and Vice-Chairman of the Port Authority of New York and New Jersey from 1995 to 2007. He was appointed to these positions by Governor George Pataki. Mr. Gargano has spent more than 20 years in public service at the Federal and State level, serving under two presidents as well as the administration of Governor Pataki. He has an MBA and Bachelor's degree in Civil Engineering from Farleigh Dickinson University, as well as a Master's degree in Civil Engineering from Manhattan College. Mr. Gargano has also received four Honorary Doctorate Degrees and holds professional engineering licenses in New York, New Jersey, Connecticut, Oklahoma and Vermont.

Dorothy Herman is the Chief Executive Officer of Prudential Douglas Elliman, a real estate brokerage company, which is New York’s largest residential brokerage, with over 4,000 real estate professionals and 675 employees working in more than 70 offices. Ms. Herman also controls a portfolio of real estate services, including commercial and retail leasing and sales services, relocation and settling-in services, new development and consulting services, property management services, PDE Title service and mortgage services as provided by DE Capital Mortgage. Ms. Herman began her real estate career in Long Island where she purchased Prudential Long Island Realty in 1989. After turning DE Capital Mortgage into a major brokerage operating in Long Island and the Hamptons, Ms. Herman purchased Douglas Elliman, one of Manhattan’s largest brokerage firms, with her partner Howard Lorber in 2003. Since 2003, Prudential Douglas Elliman has become one of the largest and fastest-growing real estate firms in New York as well as South Florida.

Director Qualifications

We have not formally established any specific, minimum qualifications that must be met by each of our directors or specific qualities or skills that are necessary for one or more of our members of the board of directors to possess. However, we generally evaluate the following qualities: educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our stockholders.

38

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our board members described below, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals.

Antonio Conte

We believe that Mr. Conte, as founder of CR&P and majority shareholder of the Company, is well-qualified to serve on the board of directors of the Company due to his success as an entrepreneur. Mr. Conte has proven to possess the vision as well as the strategic skills necessary to assist the Company in achieving its growth targets in the future.

Giancarlo Lanna

We believe that Mr. Lanna is well-qualified to serve on the board of directors of the Company as his background in the international business environment as well as his experience in working for publicly-held companies will be of great support for the international development of the Company.

Marco Milli

We believe that Mr. Milli is well-qualified to serve on the board of directors of the Company as his contacts and well-established relationships in the hospitality sector will be a great asset to the development of the Company.

Charles Gargano

We believe that Mr. Gargano is well-qualified to serve on the board of directors of the Company as his past experience as Chairman and Chief Executive Officer of the Empire State Development Corporation and Vice-Chairman of the Port Authority of New York and New Jersey demonstrates his leadership and business development skills that will aid in the growth and development of the Company. Mr. Gargano has full knowledge of U.S. GAAP.

Dorothy Herman

We believe that Ms. Herman is well-qualified to serve on the board of directors of the Company due to her lengthy experience in the real estate industry and, in particular, with regards to the process of real estate development and acquisitions in the U.S.

Terms of Directors

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

39

Committees of the Board of Directors

Our board of directors has two standing committees: an Audit Committee and a Nominating or Governance Committee. To date, our board of directors has not established a Compensation Committee, in part because our Board of Directors believes that, at this stage of our development, the functions of a Compensation Committee can be adequately performed by the members of the Board of Directors. We intend to establish a Compensation Committee in the future.

Audit Committee:

Charles Gargano, Marco Milli and Dottie Herman currently serve as members of the Audit Committee. Responsibilities of the Audit Committee include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	obtaining a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Nominating and Corporate Governance Committee:

Charles Gargano, Marco Milli and Dottie Herman currently serve as members of the Nominating and Corporate Governance Committee. Responsibilities of the Nominating and Corporate Governance Committee shall include:

•	establishing and articulating qualifications, desired background and selection criteria for members of the board of directors;

•	developing policy regarding the consideration of candidates for election or appointment to the board of directors that are recommended by stockholders of the Company and procedures to be followed by stockholders in submitting such recommendations;

•	making recommendations to the board of directors concerning all nominees for board membership, including the re-election of existing board members and the filling of any vacancies;

•	evaluating and making recommendations to the board of directors concerning the number and responsibilities of board committees and committee assignments, including recommending committee chairs;

40

•	annually soliciting input from the board of directors and conducting an annual review of the effectiveness of the operation of the board of directors and the board committees;

•	developing, recommending and periodically reviewing a set of corporate governance principles applicable to the Company in accordance with applicable laws and regulations;

•	considering matters relating to the retirement of board members;

•	developing an orientation program for new directors, reviewing such programs on a periodic basis and recommending action to the board of directors, individual directors and management, where appropriate;

•	conducting an annual self-assessment of the performance of the Nominating or Governance Committee;

•	approving service by directors on any additional for-profit boards, on public company audit committees and approving service by executive officers on any board; and

•	overseeing the implementation by management of standards and procedures for detecting and deterring unethical conduct and promoting an organizational culture that encourages a commitment to compliance with the law and periodically reviewing the efficacy of such standards and procedures.

Our Company currently does not have any defined policy or procedural requirements for stockholders to submit recommendations or nominations for directors, but we will define a nominating policy soon after the completion of the Acquisition. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our CEO and director, Antonio Conte, at the address appearing on the first page of this Current Report on Form 8-K.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company presently not does have employment agreements with its named executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers. The Company has not paid any cash and/or stock compensation to its named executive officers.

Our Chief Executive Officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.  As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The Company has made no compensation payments to any directors or officers.

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their service as officers of the Company.

41

Outstanding Equity Awards at Fiscal Year-end Table

The Company has made no equity awards to any executive officer.

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Stock Option Grants

We have not granted any stock options to our executive officers or directors since our inception.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Antonio Conte is a shareholder in and a director of both the Company and CR&P and received further 10,625,000 shares of common stock issued by the Company in exchange for his interest in CR&P. As detailed above Mr. Conte’s wife, Maddalena Olivieri, and his brother, Mr. Paolo Conte, beneficially own common stock of the Company before the new shares of common stock were issued as part of the Share Exchange Agreement.

Except as detailed above with the exception of the Acquisition and the agreements discussed herein, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

LEGAL PROCEEDINGS

The Company is not party to any legal proceedings or disputes at the time of this Current Report on Form 8-K.

42

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. As of the date of the Acquisition, our shares were quoted on the OTCBB under the symbol “SOST.OB.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending December 31, 2011
Quarter Ended	High $	Low $
	N/A	N/A
	N/A	N/A
	N/A	N/A
	N/A	N/A

Fiscal Year Ending December 31, 2010
Quarter Ended	High $	Low $
	N/A	N/A
	N/A	N/A
	N/A	N/A
	N/A	N/A

Transfer Agent

Our transfer agent is Empire Stock Transfer Inc., located at 7251 West Lake Mead Boulevard, Suite 300 Las Vegas, NV 89128-8351.  Phone: (702)-974-1444.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Current Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

We have 90,000,000 common shares with a par value of $0.001 per share of common stock authorized, of which 39,123,563 shares were outstanding after the events description in Item 1.01 above.

Common Stock

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company’s Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

43

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Preferred Stock

We have 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share, of which no shares are outstanding as of June 30, 2012.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation allows us to indemnify our present and former officers and directors and other personnel against liabilities and expenses arising from their service to the full extent permitted by Delaware law. The persons indemnified include our (i) present or former directors or officers, (ii) any person who while serving in any of the capacities referred to in clause (i) who served at our request as a director, officer, partner, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) our board of directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii).

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this section.

FINANCIAL STATEMENTS AND EXHIBITS

Reference is made to the disclosure set forth under Item 9.01 of this Current Report of Form 8-K, which disclosure is incorporated by reference into this section.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Acquisition, the previous shareholders of CR&P received 21,250,000 shares of our common stock. All of the shares of our common stock which were issued to the former shareholders of CR&P as of the effective date of the Acquisition were done so in reliance on the exemption from registration afforded by Regulation S of the Securities Act.

SOST issued and sold 978,092 shares of its common stock in a private placement to an accredited investor for an aggregate purchase price of $1,305,827 (the “Private Placement”). CR&P intends to use the proceeds from the Private Placement for the repayment of indebtedness, expansion of its business, potential acquisitions and general corporate purposes.

44

Commencing on May 10, 2012, SOST has issued an aggregate of 875,000 shares of its common stock to an accredited investor in exchange for services rendered in connection with the Share Exchange.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pursuant to the terms of the Share Exchange, our new directors and officers are as set forth herein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Pursuant to the terms of the Share Exchange, Antonio Conte who prior to the Acquisition was the director of CR&P, Ginacarlo Lanna, Marco Milli, Charles Gargano and Dorothy Herman, were appointed as our directors. Pursuant to the terms of the Share Exchange, Antonio Conte, Giuseppe Cagiati, Domenico Ballo, Giovanni Marraffa, were appointed as officers of our Company.

On November 6, 2012, Filippo Fucile resigned as Principal Financial Officer. There was no known disagreement with Mr. Fucile regarding, our operations, policies, or practices.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Prior to the Share Exchange, the Company’s fiscal year end was November 30, and the fiscal year end of CR&P was December 31.

Accordingly, and following the interpretive guidelines of the Commission, the Company has elected to formally change its fiscal year end to match its accounting predecessor’s fiscal year end. On November 1, 2012, the Board of Directors of the Company acted by unanimous written consent to change the Company’s fiscal year end from November 30 to December 31. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end. Accordingly, the Company intends to file a quarterly report on Form 10-Q for the period ended September 30, 2012.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS

Following the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Filed herewith are:

•	Audited financial statements of CR&P as of and for the fiscal years ended December 31, 2011 and 2010.

•	Unaudited condensed financial statements of CR&P as of (i) September 30, 2012 and for the nine months ended September 30, 2012 and 2011 and (ii) June 30, 2012 and for the six months ended June 30, 2012 and 2011.

(b) Pro Forma Financial Information.

Filed herewith is unaudited pro forma combined financial information of CR&P and Southern States Sign Company.

45

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of November 1, 2012, by and among Conte Rosso & Partners S.r.l. and Southern States Sign Company and the Shareholders of Conte Rosso & Partners S.r.l.
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
99.1	Audited consolidated financial statements of CR&P for the period ended December 31, 2011 and 2010
99.2	Unaudited consolidated financial statements of CR&P as of September 30, 2012 for the nine months ended September 30, 2012 and September 30, 2011
99.3	Unaudited consolidated financial statements of CR&P as of June 30, 2012 for the six months ended June 30, 2012 and 2011
99.4	Unaudited Pro-Forma Combined Financial Information of CR&P and Southern States Sign Company
99.5	Lease Agreement, dated as of February 24, 2009, between Ripa Hotel & Resort SpA, as Lessor, and Ku Hotels S.r.l., as Lessee
99.6	Management Agreement, dated as of February 24, 2009, between Ripa Hotel & Resort SpA, as Lessor, and Ku Hotels S.r.l., as Lessee
99.7	Lease Agreement, dated as of April 13, 2012, between Terme di Galzignano SpA, as Lessor, and Galzignano Gestioni S.r.l., as Lessee
99.8	Lease Agreement, dated as of June 28, 2012, between Terme di Galzignano SpA, as Lessor, and Salute e Benessere Alain Messgue Srl, as Lessee

(1)	Incorporated by reference to Form S-1 filed with the SEC on January 25, 2011.

46

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern States Sign Company

	By:	/s/ Antonio Conte
Antonio Conte
Chief Executive Officer
Dated: February 21, 2013

47